Exhibit 10.1
PURCHASE AND SALE AGREEMENT
No. 510-2.11-0070
          THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of July 6, 2011 (the “Effective Date”), by and among FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation (“Seller”), PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (“Purchaser”; each of Purchaser and Seller being a “Party” and, collectively, the “Parties”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).
STATEMENT OF BACKGROUND
          A. Seller is the owner of certain real property located in Cherokee, Cleburne and Randolph Counties, Alabama; and Banks, Carroll, Chattooga, Coweta, Elbert, Floyd, Franklin, Gordon, Hall, Haralson, Hart, Heard, Madison, Murray, Polk, Stephens, Troup and Walker Counties, Georgia; and
          B. Purchaser desires to acquire, and Seller desires to sell, such real property, all in accordance with the terms of, and subject to the conditions set forth in, this Agreement.
STATEMENT OF AGREEMENT
          NOW, THEREFORE, in consideration of $10.00 in hand paid by Purchaser to Seller, the foregoing, their respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (and Escrow Agent, to the extent applicable), intending to be legally bound, hereby agree as follows:
     1. Agreement of Purchase and Sale. Subject to the provisions of this Agreement, and for the consideration herein stated, Seller agrees to sell the Property (as hereinafter defined) to Purchaser and Purchaser agrees to buy the same from Seller. As used herein, the “Property” shall include all of Seller’s right, title and interest in and to the assets described in subsections (a) and (b) of this Section 1, subject to the Permitted Encumbrances (as hereinafter defined), but shall exclude the Reserved Mineral Interests and Rights (as hereinafter defined).
               (a) Those certain tracts or parcels of land located in Cherokee, Cleburne and Randolph Counties, Alabama; and Banks, Carroll, Chattooga, Coweta, Elbert, Floyd, Franklin, Gordon, Hall, Haralson, Hart, Heard, Madison, Murray, Polk, Stephens, Troup and Walker Counties, Georgia, containing approximately 50,071 acres, which tracts or parcels are more fully described on Exhibit A and attached hereto, together with all buildings, structures, and other improvements located thereon, all tenements, hereditaments, easements, appurtenances and privileges thereto belonging, and all timber growing, standing or lying thereon (collectively, the “Timberlands”), but subject to and excluding the Reserved Mineral Interests and Rights, as defined in Section 10; and

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               (b) Seller’s rights in those certain agreements described on Exhibit B attached hereto (the “Contracts”) to the extent such Contracts affect the Timberlands.
     2. Purchase Price. The purchase price (the “Purchase Price”) to be paid by Purchaser for the Property shall be SEVENTY-FIVE MILLION ONE HUNDRED SIX THOUSAND FIVE HUNDRED and No/100 Dollars ($75,106,500.00), subject to adjustment as set forth in this Agreement, and shall be payable to Seller by wire transfer of immediately available funds at the Closing to an account designated by Seller.
     3. Earnest Money. Within one (1) business day after the Effective Date, Purchaser shall deliver to Escrow Agent the sum of THREE MILLION SEVEN HUNDRED FIFTY-FIVE THOUSAND THREE HUNDRED TWENTY-FIVE and No/100 Dollars ($3,755,325.00) (such sum together with all interest earned thereon being the “Earnest Money”). Escrow Agent agrees to hold the Earnest Money in an interest-bearing account and disburse the Earnest Money in accordance with the terms hereof. At the Closing, the Earnest Money shall be applied as a credit against the Purchase Price, provided that, if Purchaser has paid the Purchase Price in full at the Closing together with all other expenses to be paid by Purchaser, the Earnest Money shall be returned to Purchaser concurrently with the Closing at Purchaser’s direction.
     4. Closing.
               (a) The execution and delivery of the documents and instruments for the consummation of the purchase and sale pursuant hereto (the “Closing”) shall take place on July 28, 2011 (the “Closing Date”), through the escrow services of Escrow Agent, or such earlier date and time, or such other location, as may be mutually agreeable to Seller and Purchaser. The Closing Date is subject to extension only as specifically provided in this Agreement.
               (b) At the Closing, Seller shall deliver the following items:
               (i) one executed special warranty deed in the form of Exhibit C attached hereto with respect to each county in Alabama in which the Property is located (the “Alabama Deeds”), and one executed limited warranty deed in the form of Exhibit D attached hereto with respect to each county in Georgia in which the Property is located (the “Georgia Deeds” and, together with the Alabama Deeds, the “Deeds”), conveying the Property to Purchaser, subject only to the Permitted Encumbrances (as defined below), and each containing the legal description of the portion of the Property located in such county identical to the legal description of such portion of the Property in such county set forth in the applicable Title Commitments (as defined below), subject to the title objection procedures set forth in Section 5;
               (ii) an executed counterpart of an assignment and assumption agreement in the form of Exhibit E attached hereto, by which Seller shall assign its interest in, and Purchaser shall assume Seller’s obligations under, the Contracts, but only to the extent the Contracts affect the Property (the “Assignment of Contracts”); provided, however, that the Timber Sale and Purchase Agreement dated December 1, 2007 by and

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between TIN, Inc. and Seller, and the Timber Rights Contract (2011) dated January 20, 2011 by and between TIN, Inc. and Seller, as amended, referenced on Exhibit “I” shall be assigned by a “Partial Assignment and Assumption of Timber Agreements” in the form attached hereto as Exhibit E-1, and Seller shall deliver an executed counterpart thereof at Closing;
               (iii) an executed affidavit as to the non-foreign status of Seller;
               (iv) an executed affidavit as to Seller’s residency for each of Alabama and Georgia;
               (v) an executed counterpart of a closing statement in form mutually agreeable to Seller and Purchaser in their reasonable discretion (the “Closing Statement”);
               (vi) a reliance letter in favor of Purchaser and executed by SLR International Corp. with respect to the Phase I Report (as defined below);
               (vii) an executed counterpart of the Mitigation Option Agreement (as defined below); and
               (viii) such other certificates, affidavits, evidence of authority and instruments as may be reasonably necessary or desirable to consummate the purchase and sale contemplated hereby and to enable Purchaser to obtain a title insurance policy insuring title to the Property, subject to the Permitted Encumbrances.
               (c) At the Closing, Purchaser shall deliver the following items:
               (i) the Purchase Price;
               (ii) an executed counterpart of the Assignment of Contracts and the Partial Assignment and Assumption of Timber Agreements;
               (iii) an executed counterpart of the Closing Statement;
               (iv) an executed counterpart of the Mitigation Option Agreement; and
               (v) such other certificates, affidavits, evidence of authority and instruments as may be reasonably necessary or desirable to consummate the purchase and sale contemplated hereby and to enable Purchaser to obtain a title insurance policy insuring Purchaser’s title to the Property, subject to the Permitted Encumbrances.
     5. Title.

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               (a) Seller agrees to convey to Purchaser fee simple title to the Property by the Deeds, free and clear of all liens, encumbrances, assessments, agreements, options and covenants, except for the encumbrances set forth on Exhibit F attached hereto (the “Permitted Encumbrances”).
               (b) Purchaser acknowledges that, prior to the Effective Date, Purchaser has received from First American Title Insurance Company (the “Title Company”) commitments to insure Purchaser’s title to the Property upon the Closing, together with copies of all documents, instruments, surveys and plats as referenced in the commitments (each a “Title Commitment” and, collectively, the “Title Commitments”), which Title Commitments are more particularly identified on Exhibit G attached hereto. Purchaser shall have until July 11, 2011 (the “Title Objection Period”), to deliver to Seller written notice of any objection to matters reflected in the Title Commitments, other than the Permitted Encumbrances (each, a “Title Objection” and collectively, the “Title Objections”). Failure of Purchaser to deliver Title Objections within such time period shall be deemed a waiver by Purchaser of its right to make such Title Objections. A Title Commitment shall be deemed to have been made available to, and received by, Purchaser when it is posted to the online data repository established and maintained by the Title Company for such purpose, provided that Seller or the Title Company provides notice to Purchaser of such posting by email at the email address set forth in Section 22.
               (c) Upon receipt of the Title Objections, Seller may elect (but shall not be obligated) to cure or cause to be cured any such Title Objection, and Seller shall notify Purchaser in writing whether Seller elects to cure the same by the date that is ten (10) days after receipt of such Title Objections (“Seller’s Response Period”). Failure of Seller to respond in writing within Seller’s Response Period shall be deemed an election by Seller not to cure such Title Objections. Any Title Objection shall be deemed to be cured if (i) Seller causes the Title Company to commit to issue a title insurance policy to Purchaser for the affected Property affirmatively insuring over, or not raising as an exception to the title policy, such Title Objection, or (ii) Seller deletes the affected Property and substitutes additional property for the affected Property in accordance with Section 7. Notwithstanding the foregoing, Seller shall be obligated to cure, on or before the Closing Date, all liens, mortgages or financing statements encumbering the Property and securing a monetary obligation which was created or suffered by Seller or any party claiming by, through or under Seller (other than liens for non-delinquent real estate taxes or assessments) (each, a “Monetary Lien”), provided that Seller shall not be obligated to remove any Monetary Lien encumbering the Reserved Mineral Interests and Rights.
               (d) If Seller does not elect to cure a Title Objection by written notice to Purchaser within Seller’s Response Period, then Purchaser must elect by delivering written notice to Seller either (i) to waive such Title Objection and proceed to the Closing, accepting title to those portions of the Property that are subject to such uncured Title Objection (which Title Objection shall become a Permitted Encumbrance) without adjustment to the Purchase Price; (ii) to exclude from the Property those portions of the Property that are subject to such uncured Title Objection (a “Title Objection Carveout”) in which event the Purchase Price shall be reduced by the value of the Title Objection Carveout, as determined by reference to a value table to be agreed upon by the parties in their reasonable discretion (the “Value Table”) (provided that any

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disputes regarding the Value Table or the value of any Title Objection Carveout shall be resolved in accordance with Section 32); or (iii) if the aggregate acreage of all Title Objection Carveouts exceeds twenty percent (20%) of the acreage of the Timberlands, to terminate this Agreement, whereupon Escrow Agent will return the Earnest Money to Purchaser, and the Parties will have no further rights or obligations hereunder (except as otherwise expressly provided herein). Failure of Purchaser to deliver to Seller such written notice within five (5) days following Seller’s response (or following the expiration of Seller’s Response Period if Seller delivers no such response) shall be deemed an election of clause (i). Notwithstanding the foregoing, each Title Objection Carveout shall contain at least 100 acres (or, to the extent the contiguous portion of the Property affected by such Title Objection is less than 100 acres, the Title Objection Carveout shall be the entire such contiguous affected portion of the Property) and shall be an economically feasible and marketable parcel, and Seller shall have the right to reserve reasonable access to such Title Objection Carveout, if such Title Objection Carveout does not otherwise have legal and practical access.
               (e) In the event any title matter, other than a Permitted Encumbrance, first arises or is first disclosed to Purchaser after the expiration of the Title Objection Period which was not reflected on the Title Commitments, then the following provisions will apply:
               (i) Purchaser shall notify Seller of such matter in writing within two (2) business days of Purchaser’s discovery of such matter (each, a “Title Objection”), and failure by Purchaser to deliver such notice within such time period shall be deemed a waiver of any objection right with respect to such matter, which shall become a Permitted Encumbrance.
               (ii) If such Title Objection is a Monetary Lien, or if such Title Objection arose solely by reason of an act or omission of Seller in breach of Seller’s obligations under this Agreement, Seller shall be obligated to cure such Title Objection on or before the Closing Date.
               (iii) If such Title Objection is not described in Section 5(e)(ii), and Seller does not elect to cure such matter by written notice to Purchaser within three (3) business days following Seller’s receipt of Purchaser’s notice under Section 5(e)(i) (“Seller’s Supplemental Response Period”), then Purchaser must elect by delivering written notice to Seller either (i) to waive such Title Objection and proceed to the Closing, accepting title to those portions of the Property that are subject to such uncured Title Objection (which Title Objection shall become a Permitted Encumbrance) without adjustment to the Purchase Price; (ii) to exclude from the Property those portions of the Property that are subject to such uncured Title Objection, which excluded portion shall be a Title Objection Carveout, in which event the Purchase Price shall be reduced by the value of the Title Objection Carveout, as determined by reference to the Value Table (provided that any disputes regarding the value of any Title Objection Carveout shall be resolved in accordance with Section 32); or (iii) if the aggregate acreage of all Title Objection Carveouts exceeds twenty percent (20%) of the acreage of the Timberlands, to terminate this Agreement, whereupon Escrow Agent will return the Earnest Money to

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Purchaser, and the Parties will have no further rights or obligations hereunder (except as otherwise expressly provided herein). Failure of Purchaser to deliver to Seller such written notice within three (3) days following Seller’s response (or following the expiration of Seller’s Supplemental Response Period if Seller delivers no such response) shall be deemed an election of clause (i). Notwithstanding the foregoing, each Title Objection Carveout shall contain at least 100 acres (or, to the extent the contiguous portion of the Property affected by such Title Objection is less than 100 acres, the Title Objection Carveout shall be the entire such contiguous affected portion of the Property) and shall be an economically feasible and marketable parcel, and Seller shall have the right to reserve reasonable access to such Title Objection Carveout, if such Title Objection Carveout does not otherwise have legal access.
               (f) So long as this Agreement remains in force, Seller shall not, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion, (i) lease, encumber or convey all or part of the Property or any interest therein (provided, however, that Purchaser acknowledges the existence of the Timber Cutting Agreements and the Contracts), or (ii) enter into any agreement granting to any person any right with respect to the Property or any portion thereof; provided, however, Seller shall have the right, in the ordinary course of business and without Purchaser’s consent, (1) to enter into license agreements that are terminable without cause on or before the Closing, and (2) to renew the Contracts or to enter into new recreational leases substantially in the form of the existing Contracts, provided that any such renewal or new recreational lease (A) shall be for a term of not more than twelve (12) months, and (B) shall be terminable by the lessor thereunder upon no more than sixty (60) days prior notice.
     6. Inspection.
               (a) Purchaser and its agents, representatives, employees, engineers and contractors shall have the right during the term of this Agreement to enter upon the Property to inspect, examine, survey and make test borings, soil bearing tests, timber cruises, soil percolation tests and other engineering tests or surveys which it may deem necessary or advisable and to verify the accuracy of all data and information, if any, provided by Seller to Purchaser in connection with the Property; provided, however, that Purchaser shall obtain the written consent of Seller prior to conducting any core sampling, test borings or other invasive testing. Purchaser and the contractors, representatives and agents of Purchaser who enter upon the Property shall maintain commercial general liability insurance, naming Seller as an additional insured, in an amount not less than $2,000,000 and, prior to any such entry upon the Property, shall provide Seller with written evidence of such insurance. Purchaser hereby agrees to indemnify and hold Seller harmless for any and all cost and expense resulting from claims or damages caused by said inspections, examinations and tests, provided that Purchaser shall not be responsible for the discovery of pre-existing conditions on the Property. The foregoing indemnification shall survive any termination, cancellation or expiration of this Agreement or the Closing.
               (b) Notwithstanding the inspection rights provided in Section 6(a) above, Purchaser expressly acknowledges and agrees (i) that Purchaser has had the opportunity,

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prior to the Effective Date, to fully and carefully investigate and inspect the physical, structural and environmental condition of the Property and the volume of timber located thereon and to review and analyze documents and records related to the Property (except those related to Purchaser’s title review as provided in Section 5 hereof), all laws, statutes, rules, regulations, ordinances and orders affecting the Property, and all other materials and information affecting or in any manner relating to the Property and the ownership, use, occupancy, management, operation and maintenance thereof, (ii) that Purchaser has received and reviewed those certain Phase I Environmental Site Assessments dated April 15, 2011 and June 10, 2011 (Project No. 110.00235.00030), prepared by SLR International Corporation with respect to the Property (collectively, the “Phase I Report”), and (iii) that Purchaser is satisfied with the results of such review, inspection and analysis. Except with respect to a breach of any of Seller’s representations and warranties set forth in Section 14 hereof, Purchaser, on behalf of itself and all of its officers, directors, shareholders, employees, partners, members, subsidiaries and other affiliated or related entities, representatives, consultants and agents, and Purchaser’s and each of the foregoing parties’ successors and assigns (collectively, the “Purchaser Parties”) hereby expressly waives, relinquishes and releases any and all rights, remedies and claims any of Purchaser Parties may now or hereafter have, against Seller, and all of Seller’s officers, directors, shareholders, employees, partners, members, subsidiaries and other affiliated or related entities, representatives, consultants and agents, and Seller’s and each of the foregoing parties’ successors and assigns (collectively, the “Seller Parties”), whether known or unknown, arising from or related to (x) the physical condition, quality, quantity and state of repair of the Property and the prior management and operation thereof; (y) the Property’s failure to comply with any federal, state or local laws, regulations, ordinances or orders, including, without limitation, those relating to health, safety, zoning, and the environment; or (z) any past, present or future presence, alleged presence, release or alleged release of any Hazardous Substance (as hereinafter defined) in, on, under or about, or otherwise migrating to, from, across or under, the Property. “Hazardous Substance” means any chemical, compound, constituent, material, waste, contaminant (including petroleum, crude oil or any fraction thereof) or other substance, defined as hazardous or toxic, or otherwise regulated by any of the following laws and regulations promulgated thereunder as amended from time to time prior to the Effective Date (the “Environmental Laws”): (1) the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), 42 U.S.C. § 9601 et seq.; (2) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; (5) the Clean Water Act, 33 U.S.C. § 1251 et seq.; (6) the Clean Air Act, 42 U.S.C. § 1857 et seq.; and (7) all laws of the states in which the Property is located that are based on, or substantially similar to, the federal statutes listed in clauses (1) through (6) of this sentence. The foregoing release shall survive any termination, cancellation or expiration of this Agreement or the Closing.
               (c) The foregoing notwithstanding, Seller agrees that prior to Closing Seller shall cause to be removed an 18 wheel trailer from Compartment 12193. Further, Seller agrees to cause to be removed materials from additional sites as follows: Purchaser shall have the period to July 8, 2011 within which to notify Seller of other sites located on the Property that,

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in Purchaser’s reasonable estimation, contain materials in excess of that which is usual and customary in promiscuous dumps that are located on rural timberland, such as large household appliances, construction debris, and tires (the “Objectional Materials”). Purchaser shall provide a map of the location of and a description of the Objectional Materials. Seller shall notify Purchaser within five (5) business days of any concerns Seller has with respect to its obligation to remove the Objectional Materials and the parties agree to negotiate in good faith to determine which Objectional Materials, if any, Seller shall cause to be removed from the Property.
     7. Additional Timberlands.
               (a) To the extent that Seller elects to substitute additional timberlands to cure a Title Objection under Section 5(d) or Section 5(e), Seller shall identify in its written notice of such election (i) the timberlands owned by Seller within the same geographic region as the Property that are to be added to the Property (the “Additional Timberlands”), (ii) the portion of the Timberlands being deleted from the Property in connection with such substitution, and (iii) the estimated volume of timber located on such Additional Timberlands; provided that the value of any Additional Timberlands shall be not less than the value of the deleted Timberlands, as determined by reference to the Value Table. The Additional Timberlands shall be deemed part of the Timberlands for all purposes of this Agreement.
               (b) The following provisions shall apply to any Additional Timberlands:
               (i) Within thirty (30) days following delivery of such notice identifying the Additional Timberlands, Seller shall use commercially reasonable efforts to cause the Title Company to issue one or more Title Commitments with respect to the Additional Timberlands. The procedures set forth in Section 5 shall otherwise apply in all respects to such Title Commitments and Additional Timberlands.
               (ii) Within thirty (30) days following delivery of such notice identifying the Additional Timberlands, Seller shall use commercially reasonable efforts to cause SLR International Corporation to supplement the Phase I Report with respect to the Additional Timberlands. If such supplement reveals the presence or likely presence on the Additional Timberlands of any Hazardous Substance under conditions that indicates an existing release, a past release, or a material threat of a release of any Hazardous Substance into structures on the Additional Property or in the ground, groundwater or surface water of the Additional Property (each, a “REC”), then Seller shall either cure such REC or identify different Additional Timberlands to replace the Additional Timberlands affected by such REC, in which event the procedures of this Section 7 shall apply to such new Additional Timberlands.
               (iii) Within thirty (30) days following delivery of such notice identifying the Additional Timberlands, Purchaser shall have the right to verify the volumes and value of the Timber located on the Additional Timberlands, determined by reference to the Value Table. If the Parties are unable to agree upon the volumes or value

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of the Additional Timberlands within such thirty (30) day period, such dispute shall be resolved in accordance with Section 32. If the value of the Additional Timberlands is less than the value of the deleted Timberlands, Seller shall identify supplemental Additional Timberlands, in which event the procedures of this Section 7 shall apply to such supplemental Additional Timberlands.
               (c) Purchaser shall have the right to conduct due diligence with respect to the Additional Timberlands in accordance with Section 7(b). In no case shall the Closing Date be delayed due to the procedures set forth in Section 7(b). If the time periods for completing the procedures set forth in Section 7(b) have not elapsed on or before the Closing Date, then Purchaser shall have the option by delivering written notice to Seller on or before the Closing Date either (i) to waive further due diligence and acquire the Additional Timberlands at the Closing in accordance with the terms of this Agreement, or (ii) to delete the Additional Timberlands from the Property to be conveyed at the Closing, and hold a separate subsequent closing with respect to the Additional Timberlands upon the completion of the procedures set forth in Section 7(b). Failure of Purchaser to timely deliver such written notice shall be deemed an election of clause (i). If Purchaser timely elects clause (ii), then notwithstanding anything to the contrary in this Agreement, (A) the proposed Additional Timberlands shall be deleted from the Property to be conveyed at the Closing, (B) the Purchase Price payable at the Closing shall be reduced by the corresponding value of the Timberlands to be replaced by the Additional Timberlands, (C) a proportionate amount of the Earnest Money shall remain in escrow with Escrow Agent after the Closing to be either applied against the portion of the Purchase Price payable at the closing of the conveyance of the Additional Timberlands or refunded to Purchaser, at Purchaser’s sole discretion, upon payment in full of the remaining Purchase Price, and (D) the provisions of this Agreement shall survive the Closing to the extent applicable to the Additional Timberlands, and the terms “Purchase Price,” “Earnest Money,” “Closing,” “Property” and other applicable terms shall thereafter be deemed to apply to the transactions involving the Additional Timberlands, as the context may require.
     8. Intentionally Deleted.
     9. Timber Cutting Agreements.
               (a) Seller is a party to those certain timber cutting agreements described on Exhibit I attached hereto (the “Timber Cutting Agreements”). Pursuant to the Timber Cutting Agreements, third parties have the right to harvest timber from certain portions of the Timberlands through July 1, 2012 (the “Outside Release Date”), which tracts are more particularly described on Exhibit I (such tracts being, collectively, the “Timber Cutting Tracts”). Seller shall have the right until the Closing to comply with the Timber Cutting Agreements, including the harvest and sale of the Timber pursuant thereto. The Purchase Price shall be reduced at the Closing by an amount (the “Harvest Adjustment”) equal to the revenues received by Seller for all timber harvested from the Property before the Closing Date but after May 17, 2011, as determined in accordance with this Section 9. If the Harvest Adjustment is not known as of the Closing Date, the Harvest Adjustment shall be estimated at the Closing and adjusted after the Closing. Not later than thirty (30) days following the Closing, Seller shall provide to

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Purchaser a harvest report certifying the Harvest Adjustment, together with such supporting data as Purchaser may reasonably request. Purchaser shall have fifteen (15) days from the receipt of Seller’s certification to deliver to Seller written notice (an “Objection Notice”) of any objection to the calculation of the Harvest Adjustment, which Objection Notice shall request commencement of the procedures set forth in Section 32. If Seller does not receive an Objection Notice prior to the expiration of such fifteen (15) day period, Purchaser shall be deemed to have waived its right to object to Seller’s calculation of the Harvest Adjustment. Upon the final determination of the Harvest Adjustment (whether by the expiration of such fifteen (15) day period or pursuant to the procedures set forth in Section 32), (i) if the estimate of the Harvest Adjustment determined at the Closing exceeds the Harvest Adjustment as finally determined, Purchaser shall promptly deliver to Seller the difference by wire transfer of immediately available funds to an account designated by Seller; and (ii) if the estimate of the Harvest Adjustment determined at the Closing is less than the Harvest Adjustment as finally determined, Seller shall promptly deliver to Purchaser the difference by wire transfer of immediately available funds to an account designated by Purchaser. This Section 9(a) shall survive the Closing.
     10. Reserved Mineral Interests and Rights.
               (a) At Closing, the Deeds delivered by Seller shall reserve and except the “Reserved Mineral Interests and Rights” which is defined to mean (i) all Minerals and Mineral Rights (as defined in Exhibit J), together with (ii) all Executive Rights (as defined in Exhibit J) with regard to Minerals and Mineral Rights; provided, however, that the Deeds shall provide that Seller shall at all times be responsible for damages caused to the surface of the Property, as set forth below, caused by the exercise of any of the Reserved Mineral Interests and Rights, and Seller shall use reasonable efforts and practices to prevent surface damage to the Property during Drilling and Other Operations and shall restore to the extent commercially practicable any area of the Property damaged by such activities to its original condition upon cessation of such activities, provided that Seller shall not be obligated to replant any timber or restore any improvements, except as set forth below. Under no circumstances shall Strip Mining Operations be permitted.
               (b) Seller and Purchaser shall use liquidated damages (“Damages”) to compensate Purchaser for Seller’s or its lessee’s use of the Timberlands in the exercise of the Reserved Mineral Interests and Rights. Damages do not constitute a penalty, but represent an attempt to assess actual damages. In the event Seller or Lessee conducts any Drilling and Other Operations, Seller or Lessee, as applicable, shall give Purchaser notice and pay Purchaser Damages as follows:
                    (i) Seller shall provide Purchaser with thirty (30) days’ written notice prior to conducting any Drilling or Other Operations. Damages for the Property (including, without limitation, all appurtenances, improvements and fixtures of or on the Property) used and/or accessed in the exercise of the Reserved Mineral Interests and Rights shall equal the then-prevailing market price for any merchantable timber and/or the net present value of any pre-merchantable timber and other standing crops damaged or destroyed if such use or

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access will last for eighteen (18) months or less, and shall equal 150% of the then fair market value of the bare land so used and/or accessed plus the then prevailing market price of the merchantable timber and the net present value of any pre-merchantable timber and other standing crops damaged or destroyed if such use and/or access will exceed eighteen (18) months. The Parties agree to use their commercially reasonable efforts to mutually agree upon a methodology to determine “net present value” of any such pre-merchantable timber. Seller shall deliver written notice to Purchaser of any such destruction on the Property and shall pay Purchaser Damages within ten (10) days following delivery of such notice.
                    (ii) Seller must promptly repair and restore, at Seller’s sole cost and expense, any and all damage to roads and fences and other improvements and fixtures arising from the exploration and extraction activities to substantially the same condition as existed before such activities; and Seller shall indemnify and save Purchaser, together with its subsidiaries and affiliates (the “Purchaser Companies”) harmless, and, at Seller’s expense, shall defend Purchaser and the Purchaser Companies from and against any and all claims, suits, losses, damages, or expenses, on account of injuries to or death of any and all persons whomsoever, including, without limitation, any employees, agents and invitees of Purchaser, Purchaser Companies and Seller, and any and all damage to personal property to whomsoever belonging, including property owned by, rented to, or in the care, custody, or control of the parties hereto, arising or growing out of, or in any manner connected with the exercise of the Reserved Mineral Interests and Rights. Notwithstanding the foregoing, nothing herein contained is to be construed as an indemnification against the negligence or willful misconduct of Purchaser or the Purchaser Companies, and their respective officers, employees, or agents.
               (c) The rights and privileges excepted and reserved in connection with the Reserved Mineral Interests and Rights shall at all times be subject to the terms and conditions set forth in the Deeds, and be deemed as covenants running with the Reserved Mineral Interests and Rights and in all respects appurtenant to the mineral estates now owned or hereinafter acquired for the benefit of Seller and its successors in title. The rights and privileges conveyed in the Deeds to the Purchaser (including the obligations of the Seller or its lessee) in connection with the Reserved Mineral Interests and Rights shall be deemed as covenants running with the Property and in all respects appurtenant to the Property for the benefit of the Purchaser and its successors in title to all or any portion of the Property.
     11. Mitigation Rights. At the Closing, Purchaser and Seller shall enter into a “Mitigation Option Agreement” in the form of Exhibit L attached hereto, pursuant to which Seller shall have the option to establish mitigation banks on certain portions of the Timberlands, in accordance with, and as more particularly described in, the Mitigation Option Agreement.
     12. Deliveries; No Contact. Purchaser acknowledges that Seller has delivered to Purchaser, and Purchaser is in receipt of, (i) Seller’s current compartment maps for each tract within the Property (which maps shall include aerial imagery, topographical imagery and timber type), (ii) copies of the Contracts, (iii) copies of the Timber Cutting Agreements, and (iv) copies of other items related to the ownership, development and management of the Property and requested by Purchaser, to the extent the same are in Seller’s possession or control and are

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reasonably available to Seller. Prior to the Closing, Purchaser shall not contact or communicate with any counterparty to any Contract or Timber Cutting Agreement without the prior written consent of Seller. Purchaser acknowledges that all information with respect to the Property delivered by Seller to Purchaser under this Agreement is for informational purposes only and, except as expressly set forth to the contrary in this Agreement, is given without representation or warranty of any kind. If this Agreement is terminated or if Closing does not occur, Purchaser shall promptly return to Seller all information delivered to Purchaser pursuant to this Agreement, provided that, to the extent such information is in electronic format, Purchaser shall delete or destroy all such information and promptly deliver to Seller written certification of such destruction. The provisions of this Section 12 shall survive any termination, cancellation or expiration of this Agreement or the Closing.
     13. Condition of Property; Damage; Condemnation.
               (a) Seller agrees that at the Closing, the Property shall be in substantially the same condition as exists on the Effective Date, subject to Seller’s operation on the Property in accordance with usual and customary timberland operations, natural wear and tear, the Permitted Encumbrances, condemnation, and casualties beyond Seller’s control. Subject to the provisions of this Section 13, all risk of loss to the Property or any part thereof prior to the Closing shall be borne by Seller.
               (b) If at any time prior to the Closing, the Property or any material part thereof (including, but not limited to, any timber thereon) is destroyed or damaged by fire or other casualty, Seller shall deliver to Purchaser prompt written notice of such damage along with the amount of such damage (calculated as the value of the destroyed or damaged Property less the salvage value of such destroyed or damaged Property) (the “Casualty Damage Value”), and the transactions contemplated by this Agreement shall be subject to the provisions of this Section 13(b). If Purchaser, by delivering written notice to Seller within ten (10) days following Seller’s delivery of written notice of the damage, disputes the Casualty Damage Value reported by Seller, Purchaser and Seller shall attempt in good faith to resolve such dispute and agree upon the Casualty Damage Value. If Purchaser and Seller are unable to agree as to the Casualty Damage Value on or before ten (10) days after Purchaser delivers to Seller written notice of its dispute, then such dispute shall be resolved in accordance with Section 32. The Closing Date shall be extended to the extent necessary to allow for the completion of all procedures set forth in this Section 13(b), including the resolution of any such dispute. Notwithstanding such casualty, Purchaser shall be required to purchase the Property in accordance with this Agreement, provided that, if the Casualty Damage Value exceeds $1,502,130, the Purchase Price shall be reduced by an amount equal to the difference of (i) the Casualty Damage Value, minus (ii) $1,502,130.
               (c) If at any time prior to the Closing, any action or proceeding is filed or threatened under which any portion of the Property may be taken pursuant to any law, ordinance or regulation by condemnation or the right of eminent domain, Seller shall deliver to Purchaser prompt written notice thereof. In such event, Purchaser and Seller shall be required to consummate the transactions contemplated by this Agreement, and Purchaser shall receive a

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credit against the Purchase Price in the amount of all proceeds of any awards payable with respect to the Property, or, if such amount is not known at the time of the Closing, the Purchase Price shall not be reduced and Seller shall assign to Purchaser at the Closing all of Seller’s right to such proceeds from such action or proceeding.
     14. Warranties, Representations, and Disclaimers.
               (a) Seller hereby warrants and represents to Purchaser, as of the Effective Date and as of the Closing Date, that:
               (i) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the States of Alabama and Georgia and has all requisite corporate power and authority to: (A) own, lease and operate the Property and to carry on its business as now being conducted; (B) execute this Agreement and all other agreements, instruments and documents to be executed by it in connection with the consummation of the transactions contemplated by this Agreement; and (C) perform its obligations and consummate the transactions contemplated hereby.
               (ii) The execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby by Seller have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seller are necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Purchaser, is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
               (iii) The execution, delivery or performance of this Agreement by Seller will not result in a breach or violation of, or default under, (A) the terms, conditions or provisions of Seller’s certificate of incorporation, bylaws or any standing resolution of its board of directors; (B) any Contract or Timber Cutting Agreement; (C) any law applicable to Seller or any portion of the Property; or (D) any permit, license, order, judgment or decree of any governmental authority by which Seller or the Property is or may be bound, excluding from the foregoing clauses (B), (C) and (D) such breaches, violations or defaults that would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the Property or on Seller’s ability to perform its obligations under this Agreement.
               (iv) There are no approvals, consents or registration requirements with respect to any governmental authority that are or will be necessary for the valid execution and delivery by Seller of this Agreement, or the consummation of the transactions contemplated hereby and thereby, other than those which (A) have been

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obtained, or (B) are of a routine nature and not customarily obtained or made prior to execution of purchase and sale agreements in transactions similar in nature and size to those contemplated hereby and where the failure to obtain the same would not, individually or in the aggregate, have a material adverse effect on the Property or on Seller’s ability to perform its obligations under this Agreement.
               (v) There is no pending or, to Seller’s knowledge, threatened action or proceeding (including, but not limited to, any condemnation or eminent domain action or proceeding) before any court, governmental agency or arbitrator which may materially adversely affect Seller’s ability to perform this Agreement or which may materially adversely affect the Property.
               (vi) Seller (which for this purpose includes Seller’s partners, members, principal stockholders and any other constituent entities) (x) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11sdn.pdf> or at any replacement website or other replacement official publication of such list and (y) is currently in compliance with and will at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
               (vii) Attached hereto as Exhibit B is a true and accurate list of the Contracts. Each of the Contracts is in full force and effect and has not been amended or modified except as set forth on Exhibit B. Neither Seller nor, to Seller’s knowledge, any other party thereto is in default in the observance or performance in any material respect of any of its obligations thereunder except as set forth on Exhibit B. Except for the Timber Cutting Agreements or agreements or documents that relate to mineral or oil and gas ownership and development by unrelated third parties that may affect the Property, to Seller’s knowledge, there are no other unrecorded documents affecting the Property other than the Contracts.
               (viii) To Seller’s knowledge, Seller’s use of the Property is in material compliance with all statutes, ordinances, rules, regulations, orders and requirements of all federal and local authorities and any other governmental entity having jurisdiction over the Property. Seller has not received any notice from any governmental entity of any violation of any statutes, ordinances, rules, regulations, orders or requirements applicable to the Property.
               (ix) Since the date upon which Seller acquired the Property, Seller has not used, or otherwise authorized the use of, the Property as a landfill or as a dump to receive garbage, refuse, or waste, whether or not hazardous and, to Seller’s knowledge without investigation, there are no underground storage tanks within the

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Property; provided, however, there exist small, unauthorized dump sites typical of rural timberlands on the Property. Seller has received no written notice from any federal, state or local governmental authority to the effect that any portion of the Property is not in compliance with any Environmental Laws as defined in Section 6(b) hereof, which non-compliance is continuing as of the Effective Date.
               (x) For purposes of Section 3(14) of the Employee Retirement and Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”), Seller is not a party in interest with Purchaser. The Property does not constitute an asset of an employee benefit plan affiliated with Seller, as defined in Section 3(3) of ERISA.
               (xi) Except for the Timber Cutting Agreements, there are no outstanding unrecorded contracts or agreements pursuant to which any party has the right to cut or remove timber from the Property after May 17, 2011.
For purposes of this Section 14, “Seller’s knowledge” shall mean the actual knowledge, without any duty on the part of such individuals to investigate or inquire into any particular matter, of either of (A) Charles J. Portwood, and (B) Kenneth B. Gibson, Jr.
               (b) Purchaser hereby warrants and represents to Seller, as of the Effective Date and as of the Closing Date, that:
               (i) Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to: (A) own, lease and operate the Property and to carry on its business as now being conducted; (B) execute this Agreement; and (C) perform its obligations and consummate the transactions contemplated hereby.
               (ii) The execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby by Purchaser have been duly and validly authorized by all necessary partnership action, and no other company proceedings on the part of Purchaser are necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by Seller, is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
               (iii) The execution, delivery, and performance by Purchaser of this Agreement will not result in a breach or violation of, or default under, the terms, conditions or provisions of its certificate of limited partnership, partnership agreement or any standing resolution of its partners (as the case may be) or any other partnership document.

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               (iv) There are no approvals, consents or registration requirements with respect to any governmental authority that are or will be necessary for the valid execution and delivery by Purchaser of this Agreement, or the consummation of the transactions contemplated hereby and thereby, other than those which (A) have been obtained, or (B) are of a routine nature and not customarily obtained or made prior to execution of purchase and sale agreements in transactions similar in nature and size to those contemplated hereby and where the failure to obtain the same would not, individually or in the aggregate, have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement.
               (v) There is no pending or, to Purchaser’s knowledge, threatened action or proceeding before any court, governmental agency or arbitrator which may materially adversely affect Purchaser’s ability to perform this Agreement.
               (vi) For purposes of Section 3(14) of the Employee Retirement and Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”), Purchaser is not a party in interest with Seller. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA, and Purchaser is not aware of any facts or circumstances that would cause the transaction contemplated by this Agreement to be a “prohibited transaction” within the meaning of ERISA.
               (vii) Purchaser (which for this purpose includes Purchaser’s partners, members, principal stockholders and any other constituent entities) (x) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11sdn.pdf> or at any replacement website or other replacement official publication of such list and (y) is currently in compliance with and will at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
               (c) The representations and warranties contained in Section 14(a) and Section 14(b) shall survive the Closing for nine (9) months.
               (d) PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT THE CLOSING: (i) NO REPRESENTATIONS, WARRANTIES OR PROMISES, EXPRESS OR IMPLIED, HAVE BEEN OR ARE BEING MADE BY OR ON BEHALF OF SELLER OR ANY OTHER PERSON WITH RESPECT TO THE PROPERTY, INCLUDING WITH RESPECT TO THE PHYSICAL OR ENVIRONMENTAL CONDITION, HABITABILITY, QUANTITY OR QUALITY OF

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TIMBER, NURSERY STOCK OR SEEDLINGS, FUTURE FIBER GROWTH OR HARVEST, FUTURE FINANCIAL RESULTS FROM THE SALE OF FIBER GROWN ON THE PROPERTY OR FROM THE SALE OF THE PROPERTY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED RELATING TO ANY OF THE FOREGOING MATTERS, AND (ii) IN ENTERING INTO THIS AGREEMENT, PURCHASER HAS NOT RELIED AND DOES NOT RELY ON ANY SUCH REPRESENTATION, WARRANTY OR PROMISE, EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER OR ANY OTHER PERSON. PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER SHALL TAKE THE PROPERTY IN “AS IS, WHERE IS, AND WITH ALL FAULTS” CONDITION ON THE CLOSING DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED AT THE CLOSING. THIS SECTION 14(d) SHALL SURVIVE THE CLOSING.
               (e) UPON THE CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING ADVERSE ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY SELLER’S OR PURCHASER’S INVESTIGATION, AND UPON THE CLOSING, EXCEPT WITH RESPECT TO A BREACH OF ANY OF SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, PURCHASER SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. THIS SECTION 14(e) SHALL SURVIVE THE CLOSING.
     15. No Brokerage Commission. Other than with respect to the services of Steve Ebbert of Southern Land Exchange, LLC, Seller warrants and represents to Purchaser that Seller has not incurred any liability for any brokerage fee or commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and the payment of Steve Ebbert and Southern Land Exchange, LLC, shall be the sole obligation of Seller. Purchaser warrants and represents to Seller that Purchaser has not incurred any liability for any brokerage fee or commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Seller and Purchaser each agree to indemnify and hold harmless the other from any and all damage, loss, liability, expense and claim (including but not limited to attorneys’ fees and court costs) arising with respect to any such fee or commission which may be suffered by the indemnified Party by

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reason of any action or agreement of the indemnifying Party. This Section 15 shall survive the termination, cancellation or expiration of this Agreement.
     16. Taxes; Expenses.
               (a) Ad valorem real property taxes on the Property and special assessments, as well as revenue under the Contracts to the extent such Contracts affect the Property, shall be prorated as of the Closing Date. If actual tax bills for the taxable year of the Closing are not available, said taxes shall be prorated based on tax bills for the previous taxable year and the Parties agree to cause a reproration of said taxes upon the receipt of tax bills for the taxable year of the Closing. If the Property is not designated a separate tax parcel, said taxes shall be adjusted to an amount bearing the same relationship to the total tax bill which the acreage contained within the applicable portion of the Property bears to the acreage contained within the property included within said tax bill. Purchaser and Seller shall reasonably cooperate in good faith to cause all real property taxes on the Property and Seller’s retained property to be paid (and to reimburse the appropriate Party making such payments, as applicable), to the extent subdivisions or changes of ownership are not reflected on future real property tax bills. Any deferred or “rollback” taxes assessed against the Property as a result of Purchaser’s acquisition of the Property, change in the use of the Property or failure to maintain the Property in any property tax reduction program shall be paid by Purchaser within thirty (30) days of final determination thereof. The obligations of this Section 16(a) shall survive the Closing.
               (b) Purchaser shall pay all costs in connection with the recording of the Deeds, all costs of purchasing a title insurance policy and any endorsements thereto, all costs of Purchaser’s due diligence, all costs of Purchaser’s legal representation, one-half (1/2) of all costs of the Phase I Report (including the cost of relevant portions of previous reports that were updated to produce the Phase I Report), and one-half (1/2) of all escrow expenses of Escrow Agent.
               (c) Seller shall pay all costs of searching title and producing the Title Commitments, all transfer taxes, one-half (1/2) of all costs of the Phase I Report (including the cost of relevant portions of previous reports that were updated to produce the Phase I Report), all costs of Seller’s legal representation and one-half (1/2) of all escrow expenses of Escrow Agent.
               (d) Except as set forth in this Agreement, all other costs shall be borne by the Party incurring them.
     17. Conditions.
               (a) The obligations of each of Seller and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:
               (i) Intentionally deleted.

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               (ii) There shall be no injunction, restraining order or decree of any nature of any court or governmental authority that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or imposes conditions on such consummation not otherwise provided for herein.
               (iii) Neither Purchaser nor Seller shall have been advised by any United States federal government agency (which advisory has not been officially withdrawn on or prior to the Closing Date) that such government agency is investigating the transactions contemplated by this Agreement to determine whether to file or commence any litigation that seeks or would seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement.
In the event any of the above conditions is not satisfied on or before the Closing, either Seller or Purchaser will have the right, exercisable at its sole election, to terminate this Agreement by delivering written notice to the other Party before the Closing, whereupon Escrow Agent will return the Earnest Money to Purchaser, and the Parties will have no further rights or obligations hereunder (except as otherwise expressly provided herein).
               (b) Unless waived by Purchaser, the obligations of Purchaser under this Agreement are expressly made subject to the fulfillment in all respects of the following conditions precedent:
               (i) the truth and accuracy as of the Closing Date, in all material respects, of each and every warranty and representation herein made by Seller;
               (ii) Seller’s timely performance of and compliance with, in all material respects, each and every term, condition, agreement, restriction and obligation to be performed and complied with by Seller under this Agreement; and
               (iii) Purchaser’s receipt of a binding commitment from the Title Company to issue a title insurance policy insuring Purchaser’s title to the Property following the Closing, subject only to the Permitted Encumbrances.
In the event any of the above conditions is not satisfied on or before the Closing, Purchaser will have the right, exercisable at Purchaser’s sole election, to exercise the remedies described in Section 18(b).
               (c) Unless waived by Seller, the obligations of Seller under this Agreement are expressly made subject to the fulfillment in all respects of the following conditions precedent:
               (i) the truth and accuracy as of the Closing Date, in all material respects, of each and every warranty and representation herein made by Purchaser; and

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               (ii) Purchaser’s timely performance of and compliance with, in all material respects, each and every term, condition, agreement, restriction and obligation to be performed and complied with by Purchaser under this Agreement.
In the event any of the above conditions is not satisfied on or before the Closing, Seller will have the right, exercisable at Seller’s sole election, to exercise the remedies described in Section 18(a).
     18. Earnest Money; Default; Remedies.
               (a) If the purchase and sale of any portion of the Property contemplated hereby is not consummated because of a default by Purchaser under this Agreement, then Seller shall require Escrow Agent to pay the entire Earnest Money to Seller as full liquidated damages and not as a penalty and as Seller’s sole and exclusive remedy against Purchaser for a default by Purchaser under this Agreement (the Parties acknowledging that Seller’s damages as a result of such default are not capable of exact ascertainment and that said liquidated damages are fair and reasonable).
               (b) If the purchase and sale of the Property contemplated hereby is not consummated because of a default by Seller then Purchaser, at Purchaser’s sole election, either (i) shall instruct Escrow Agent to promptly return the Earnest Money to Purchaser, whereupon the Parties will have no further rights or obligations hereunder (except as otherwise expressly provided herein), or (ii) shall be entitled to sue Seller for specific performance, Purchaser hereby acknowledging that the foregoing shall be its sole remedies against Seller for a default by Seller under this Agreement.
               (c) The duties of Escrow Agent shall be as follows:
               (i) During the term of this Agreement, Escrow Agent shall hold and deliver the Earnest Money in accordance with the terms and provisions of this Agreement.
               (ii) If this Agreement is terminated by the mutual written agreement of Seller and Purchaser, or if Escrow Agent is unable to determine at any time to whom the Earnest Money should be delivered, or if a dispute develops between Seller and Purchaser concerning to whom the Earnest Money should be delivered, then in any such event, Escrow Agent shall request joint written instructions from Seller and Purchaser and shall deliver the Earnest Money in accordance with such joint written instructions. In the event that such written instructions are not received by Escrow Agent within ten (10) days after Escrow Agent has served a written request for instructions upon Seller and Purchaser, Escrow Agent shall have the right to pay the Earnest Money into a court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereafter Escrow Agent shall be discharged of any obligations in connection with this Agreement.

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               (iii) If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller and Purchaser arising out of the holding of the Earnest Money in escrow, Seller and Purchaser shall each pay Escrow Agent one-half of such costs and expenses. Except for such costs and expenses, no fee or charge shall be due or payable to Escrow Agent for its services as escrow holder.
               (iv) By joining herein, Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Seller and Purchaser hereunder.
               (v) Purchaser and Seller hereby agree and acknowledge that Escrow Agent assumes no liability in connection herewith except for any loss, costs or damage arising out of Escrow Agent’s own negligence or willful misconduct; that Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; that Escrow Agent shall not be liable or responsible for any loss occurring which arises from bank failure or error, insolvency or suspension, or a situation or event which falls under the Federal Deposit Insurance Corporation (FDIC) coverage (Seller and Purchaser are aware that FDIC coverage applies to a maximum amount of $250,000 per depositor, as may be modified by the FDIC from time to time); and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it or omitted to be taken by it in good faith in accordance with the opinion of its counsel.
     19. Assignment. Except as otherwise expressly contemplated by this Agreement, neither Party shall assign its rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party, given or withheld in its sole discretion. Notwithstanding the foregoing, Purchaser shall have the right to assign its rights and obligations under this Agreement to any party controlling, controlled by, or under common control with Purchaser, provided that no such assignment shall relieve Plum Creek Timberlands, L.P., of any liability hereunder.
     20. No Waiver. Except as specifically set forth herein, no action or failure to act by any Party shall constitute a waiver of any right or duty afforded to such Party under this Agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach of this Agreement except as may be specifically agreed in writing.
     21. Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Georgia, without giving effect to its principles or rules of conflicts of law to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     22. Notice. Any and all notices required or permitted under this Agreement shall be made or given in writing and shall be delivered in person or sent by postage, pre-paid, United States Mail, certified or registered, return receipt requested, or by a recognized overnight carrier,

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or by facsimile or e-mail, to the other Party or Escrow Agent at the addresses set forth below, and such address as may be furnished by notice in accordance with this Section 22; provided, however, if any delivery is made by facsimile or e-mail, such delivery shall be deemed delivered only if the Party (or Escrow Agent) giving such notice obtains a confirmation of receipt and delivers such notice by hand delivery, United States mail or recognized overnight carrier for next day delivery. All notices shall be deemed given and effective upon the earliest to occur of: (i) the confirmed facsimile or e-mail transmission or hand delivery of such notice to the address for notices; (ii) one business day after the deposit of such notice with an overnight courier service by the time deadline for next day delivery addressed to the address for notices; or (iii) three business days after depositing the notice in the United States mail.

Seller:
Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building II, Suite 500
Austin, TX 78746
Attention: Mr. David M. Grimm, Esq.
Phone: 512-433-5223
Fax: 512-433-5203
Email: davidgrimm@forestargroup.com

with a copy to:	Sutherland Asbill & Brennan LLP 999 Peachtree Street, N.E. Atlanta, Georgia 30309 Attention: Victor P. Haley, Esq. Phone: 404-853-8302 Fax: 404-853-8806 Email:victor.haley@sutherland.com

Purchaser:	Plum Creek Timberlands, L.P. 999 Third Avenue, Suite 4300 Seattle, WA 98104 Attention: Karl Watt Phone: (206) 467-3648 Fax: (206) 467-3799 Email:karl.watt@plumcreek.com

with a copy to:	Plum Creek Timberlands, L.P. 999 Third Avenue, Suite 4300 Attention: Sheri L. Ward Phone: (206_ 467-3690 Fax: (206) 467-3799 Email: sheri.ward@plumcreek.com

Escrow Agent:
First American Title Insurance Company
National Commercial Services
Six Concourse Parkway, Suite 2000
Atlanta, Georgia 30328
Attention: Kevin Wood
Phone: 770-390-6533
Fax: 866-735-3071
E-mail: kwwood@firstam.com

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     23. Entire Agreement. This Agreement contains the entire agreement among the Parties and Escrow Agent with respect to the subject matter hereof and cannot be amended or supplemented except by a written agreement signed by the Parties.
     24. Captions. The captions of sections in this Agreement are for convenience and reference only and are not part of the substance hereof.
     25. Severability. In the event that any one or more of the provisions, sections, words, clauses, phrases or sentences contained in this Agreement, or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, section, word, clause, phrase or sentence in every other respect and of the remaining provisions, sections, words, clauses, phrases or sentences of this Agreement, shall not be in any way impaired, it being the intention of the Parties and Escrow Agent that this Agreement shall be enforceable to the fullest extent permitted by law.
     26. Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Agreement. This Agreement may be executed by each Party and Escrow Agent upon a separate copy and attached to another copy in order to form on or more counterparts.
     27. Binding Effect. This Agreement shall bind the Parties (and Escrow Agent, to the extent applicable) and their respective heirs, legal representatives, successors and assigns.
     28. Time of Essence. Time is of the essence of this Agreement.
     29. No Survival. Except as may otherwise expressly be provided herein, the provisions of this Agreement shall not survive the Closing and shall be merged into the delivery of the Deeds and other documents and the payment of all monies pursuant hereto at the Closing.
     30. Incorporation of Exhibits. All exhibits referred to in this Agreement are hereby incorporated herein by this reference.
     31. Confidentiality; Public Announcements. Purchaser and Seller agree that the terms and conditions of the transactions contemplated in this Agreement are to remain confidential, except that either Party and its affiliates may disclose the terms and provisions of this Agreement (i) to the extent that such Party or any of its affiliates is required by applicable law (including the rules and regulations promulgated by the SEC or any stock exchange) to make

23

public disclosure, or (ii) in any legal proceeding, including any audit, to the extent necessary to enforce any rights under this Agreement, provided that, in either case, the disclosing Party shall provide the other Party with prior notice of such disclosure and the content thereof. This Section 31 shall survive any termination, cancellation or expiration of this Agreement or the Closing.
     32. Dispute Resolution. If Purchaser and Seller are unable to agree as to the values of the Value Table, the value of a Title Objection Carveout under Section 5, the value of Additional Timberlands under Section 7, the Harvest Adjustment under Section 9 or the Casualty Damage Value under Section 13, then either of Seller or Purchaser shall have the right to invoke the procedures of this Section 32 by delivering written notice to the other Party. Seller and Purchaser each shall appoint an independent forestry consultant within five (5) days following the delivery of such written notice, each of which may be a consultant previously engaged by the appointing Party, and such two consultants will in turn select a third independent forestry consultant within five (5) days to act with them in a panel to determine the appropriate value. A majority of the panel of consultants will reach a binding decision within thirty (30) days following the selection of the third consultant, and the decision of the panel of consultants will be final. Seller and Purchaser will each bear the cost of its respective consultant and one-half (1/2) of the cost of the third consultant.
     33. Business Days. If any date set forth in this Agreement for the performance of any obligation by any Party or Escrow Agent, or for the delivery of any instrument or notice as herein provided, should be a Saturday, Sunday or legal holiday, the compliance with such obligation or delivery shall be deemed acceptable on the next day which is not a Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Georgia for observance thereof, and the term “business day” means any day other than a Saturday, Sunday or legal holiday.
     34. Section 1031 Exchange. Either Seller or Purchaser may consummate the sale or purchase, as applicable, of any portion of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (a) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to Purchaser’s or Seller’s obligations under this Agreement; (b) Seller or Purchaser, as applicable, shall effect an Exchange through an assignment of its rights under this Agreement (other than with respect to any reimbursement obligations, and any representations or warranties made by the other Party, which shall not be assigned and shall in all events be deemed to have been made to the participating Party only) to a qualified intermediary pursuant to an assignment agreement in form reasonably satisfactory to the non-participating Party; (c) to the extent Seller participates in an Exchange, Purchaser shall not be required to acquire, take title to or obtain an equitable interest in any real property other than the Property; (d) to the extent Purchaser participates in an Exchange, Seller shall not be required to acquire, take title to or obtain an equitable interest in any real property; and (e) Seller’s or Purchaser’s assignment of its rights hereunder, as applicable, to a qualified intermediary in connection with an Exchange shall not limit or modify in any manner whatsoever any of the covenants,

24

obligations, agreements, representations or warranties of such participating Party set forth in this Agreement, all of which shall remain in full force and effect and shall constitute the primary liability of such participating Party in all events. Neither Party shall by this Agreement or acquiescence to an Exchange by the other party (i) have such non-participating party’s rights, obligations or liabilities under this Agreement modified, expanded or diminished in any manner, or (ii) be responsible for compliance or be deemed to have warranted to the participating party that the participating party’s Exchange in fact complies with Section 1031 of the Code. Any increased costs arising from an Exchange shall be borne by the Party participating in such Exchange.
[remainder of page intentionally left blank; signatures appear on following pages]

25

     IN WITNESS WHEREOF, this Agreement has been duly executed, sealed and delivered by the Parties and Escrow Agent as of the Effective Date.

SELLER: FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation
By:	/s/ Michael Quinley
	Name:	Michael Quinley
Its: Executive Vice President

[Signatures Continue on Following Pages]

(Purchaser’s Signature Page to Purchase and Sale Agreement)

PURCHASER: PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership
By:	/s/ Rick R. Holley
	Name:	Rick R. Holley
	Title:	President and CEO

[Signatures Continue on Following Page]

(Escrow Agent’s Signature Page to Purchase and Sale Agreement)

ESCROW AGENT: FIRST AMERICAN TITLE INSURANCE COMPANY
By:	/s/ Kevin W. Wood
	Name:	Kevin W. Wood
	Title:	VP/Counsel

Exhibit A
Description of the Property

COUNTY	COMPARTMENT	ACRES
Cherokee	10002	455
Cherokee	10030	619
Cherokee/Chattooga	10032	143
Cherokee	10080	1,011
Cherokee	10093	999
Cherokee	10094	114
Cherokee	10509	614
Cherokee	10553	694
Cherokee	10593	68
Cherokee	11001	724
Cherokee	11004	522
Cherokee	11035	1,039
Cherokee	11062	868
Cherokee	11200	279
Cleburne	11083	482
Cleburne	11144	555
Cleburne	11184	77
Cleburne	11209	210
Cleburne	12144	1,106
Cleburne	12146	88
Cleburne	12161	668
Cleburne	12170	107
Cleburne	12177	366
Cleburne	12195	119
Cleburne	12197	800
Randolph	12163	36
Randolph	13010	29
Randolph	13026	821
Randolph	13115	146
Randolph	13127	202
Randolph	13183	194
Randolph	13184	397
Banks	15001	453
Carroll	12066	115

Exhibit A Page 1 of 5

COUNTY	COMPARTMENT	ACRES
Carroll	12068	222
Carroll	12093	133
Carroll	12132	239
Carroll	12220	203
Carroll	12227	38
Carroll	12234	119
Chattooga	10023	996
Chattooga	10024	932
Chattooga	10036	40
Chattooga	10039	163
Chattooga	10049	32
Chattooga	10050	122
Chattooga	10085	269
Chattooga	10092	127
Coweta	12508	126
Elbert	15135	196
Elbert	15180	411
Floyd	10007	329
Floyd	10019	443
Floyd/Cherokee, AL	10068	549
Floyd	11008	42
Floyd	11045	633
Floyd	11192	307
Floyd	14609	234
Floyd	14538	124
Floyd	14608	316
Floyd	17011	112
Franklin	15023	279
Franklin	15027	124
Franklin	15028	279
Franklin	15030	73
Franklin	15026	77
Franklin	15042	115
Franklin	15034	111
Gordon	14501	160
Gordon	14507	45
Hall	15065	297

Exhibit A Page 2 of 5

COUNTY	COMPARTMENT	ACRES
Haralson	16084	124
Haralson	11086	225
Haralson	11087	163
Haralson	11092	250
Haralson	11094	178
Haralson	11095	289
Haralson	11097	162
Haralson	11098	554
Haralson	11099	817
Haralson	11100	776
Haralson	11109	61
Haralson	11110	90
Haralson/Polk	11119	292
Haralson	11181	303
Haralson	11229	199
Haralson	11248	18
Haralson	11252	93
Haralson	11254	335
Haralson	11264	124
Haralson	11265	86
Haralson	11266	37
Haralson	11267	201
Haralson	11268	82
Haralson	11269	107
Haralson	11270	175
Haralson	11274	692
Haralson	11275	858
Haralson	12625	202
Haralson	12700	479
Haralson	12701	532
Haralson	12702	294
Haralson	12708	247
Haralson	12709	180
Hart	15091	70
Heard	13051	126
Heard	13055	181
Heard	13060	385

Exhibit A Page 3 of 5

COUNTY	COMPARTMENT	ACRES
Heard	13101	773
Heard	13102	150
Heard	13130	242
Heard/Troup	13147	328
Madison	15158	201
Madison	15159	184
Murray	14023	541
Polk	11006	462
Polk	11015	133
Polk	11018	79
Polk	11022	646
Polk	11027	157
Polk	11028	21
Polk	11029	174
Polk	11056	120
Polk	11080	158
Polk	16116	93
Polk	11129	120
Polk	11167	119
Polk	11202	129
Polk	11238	47
Polk	11239	138
Polk	11285	41
Stephens	15082	131
Troup	13144	304
Troup	13191	219
Walker	10026	56
Walker	10056	48
Walker	10099	93
Heard	13143	115
Heard	13158	104
Heard	13136	76
Heard	13061	144
Carroll	12215	228
Carroll	12217	418
Carroll	12218	191
Carroll	12219	511

Exhibit A Page 4 of 5

COUNTY	COMPARTMENT	ACRES
Carroll	12206	623
Carroll	12207	261
Floyd	11048	46
Floyd	11049	71
Floyd	11169	95
Haralson	11249	94
Haralson	11096	188
Haralson	11284	82
Haralson	11250	22
Haralson	11251	118
Haralson	11172	1,151
Haralson	11103	498
Haralson	11117	192
Haralson	11257	156
Haralson	11256	75
Chattooga	10088	686
Chattooga	10101	651
Cleburne	12148	139
Cleburne	12152	226
Cleburne	12153	82
Cleburne	12165	41
Cleburne	12183	39
Cleburne	12193	63
Cleburne	12184	80
Gordon	14063	434
Gordon	14073	1,245
Gordon	14048	895

		50,071

As such Property is more particularly described in the Title Commitments as described on Exhibit G attached hereto.

Exhibit A Page 5 of 5

Exhibit B — Contracts

				K50	F’Star
LSE			LSENOAC	LSENOAC	Retained	Payment	Payment
NO	ST	COUNTY	RES	RES	Acres	Amount	Balance	LSECOMP	CUST_NAME

4	GA	HARALSON	478.04	478.04	0		$(4,321.48)	1100: 1181	ADDISON HUNTING CLUB
15	GA	FRANKLIN	278.57	278.57	0	$3,008.56	$—	5028	CLARKS CREEK HUNTING CLUB
17	GA	BANKS	453.33	453.33	0		$(3,807.97)	5001	DYER ROAD HUNTING CLUB
18	GA	MADISON	184.18	184.18	0		$(1,740.50)	5159	JOSH SHOEMAKER HUNTING CLUB
21	GA	HARALSON	94.84	94.84	0		$(904.77)	1110	BARRACLOUGH HUNTING CLUB
27	GA	POLK	132.64	132.64	0	$1,573.11	$—	1015	POTASH ROAD HUNTING CLUB
31	GA	HARALSON	132.68	132.68	0	$1,194.12	$—	1264:1265:	BENT TREE HUNTING CLUB
38	GA	POLK	120.4	120.4	0	$1,169.08	$—	1056	BIG CEDAR CREEK HUNTING CLUB
42	GA	MADISON	200.74	200.74	0		$(1,686.22)	5158	Non- Renewal notification received
95	GA	HARALSON	174.93	174.93	0		$(1,399.44)	1270:	CROSS ROADS
106	GA	HARALSON	1036.7	1036.7	0	$9,216.44	$—	1094: 1275	CHOP LANDER’S HUNTING CLUB
123	GA	HARALSON	498.6	498.6	0		$(4,736.70)	1103	CASHTOWN BIG BUCK CLUB
140	GA	HARALSON	61.96	61.96	0		$(601.01)	1249	BIG DADDY HUNTING CLUB
173	GA	HARALSON	277.6	250.9	-26.7	$2,220.80	$—	1092: 1260	FLATWOODS CREEK HUNTING CLUB
186	GA	FLOYD	124.1	124.1	0	$992.80	$—	4538	S & C HUNTING CLUB
258	GA	HARALSON	161.9	161.9	0	$1,484.62	$—	1098	KELLY LOOP HUNTING CLUB
269	GA	GORDON	1244.9	1244.9	0		$(11,253.44)	4073	BLACK KNOB HUNTING CLUB
273	GA	POLK	827.3	827.3	0	$6,949.32	$—	1006: 1022	LAKE CREEK HUNTING CLUB
274	GA	POLK	281.16	281.16	0	$2,403.92	$—	1022	LAKE HUNTING CLUB
277	GA	HARALSON	370.84	370.84	0		$(3,352.39)	1100	LASSETTAR CREEK HUNTING CLUB
293	GA	FRANKLIN	111.17	111.17	0	$1,221.76	$—	5034	THE PARK HUNTING CLUB
294	GA	FRANKLIN	77.89	77.89	0	$882.49	$—	5026	YOUNG GUNS HUNTING CLUB
303	GA	HARALSON	32.21	32.21	0	$500.00	$—	1100	MCCOLLUM HUNTING CLUB
308	GA	FRANKLIN	115.05	115.05	0	$1,265.55	$—	5042	SOLID ROCK HUNTING CLUB
332	GA	POLK	138.29	138.29	0		$(1,452.05)	1239	Non- Renewal notification received
336	GA	HARALSON	360.18	360.18	0		$(3,256.03)	1096: 1249: 1250: 1251	BUCK BLASTERS
343	GA	HARALSON	101.19	101.19	0		$(958.27)	1095	NORRIS HUNTING CLUB
349	GA	ELBERT	196.14	196.14	0	$2,143.81	$—	5135	BREWERS BRIDGE RD HUNTING CLUB
352	GA	HARALSON	199	199	0	$1,918.36	$—	1229	PANTHER CREEK HUNTING CLUB
355	GA	HARALSON	429.06	429.06	0		$(4,140.43)	1098: 1266	BUCK TAIL HUNTING CLUB

Exhibit B Page 1 of 6

				K50	F’Star
LSE			LSENOAC	LSENOAC	Retained	Payment	Payment
NO	ST	COUNTY	RES	RES	Acres	Amount	Balance	LSECOMP	CUST_NAME

362	GA	POLK	58.04	58.04	0	$529.91	$—	1018	PIEDMONT HWY HUNTING CLUB
372	GA	HARALSON	11.95	11.95	0		$(109.82)	1181	BIG OAK HUNTING CLUB
386	AL	RANDOLPH	589.13	589.13	0	$3,534.78	$—	3183: 3184	BACK WATER HUNTING CLUB
437	GA	MURRAY	540.9	540.9	0	$4,543.56	$—	4023	LITTLE BIG HORN
440	AL	RANDOLPH	821.1	821.1	0		$(5,788.75)	3026	J.S. HUNTING CLUB
461	AL	CHEROKEE	723.29	723.29	0	$5,099.19	$—	1001:	EGYPT HUNTING CLUB
462	GA	FRANKLIN	123.6	123.6	0	$1,353.42	$—	5027	TERRY, STEVEN
464	GA	HARALSON	187.8	187.8	0	$1,919.32	$—	1095	WW & W HUNTING CLUB
465	GA	HARALSON	76.68	76.68	0		$(793.64)	1265	J & J HUNTING CLUB
472	GA	HARALSON	264.58	264.58	0		$(2,415.62)	1099: 1267	TRIPLE BEND HUNTING CLUB
474	GA	HARALSON	1180.7	1180.7	0		$(10,496.51)	1086: 1087: 1099: 1100: 1181: 1268: 1269	TRUCK CAB HUNTING CLUB
512	GA	HARALSON	585.6	335	-250.6	$5,246.98	$—	1111: 1254	WHITETAIL HEADHUNTERS HUNTING
520	GA	HARALSON	56.14	56.14	0	$500.00	$—	1109:	WINTERS HUNTING CLUB
532	GA	GORDON	45.07	45.07	0	$500.00	$—	4507:	HORSESHOE HUNTING CLUB
566	GA	TROUP	104.53	104.53	0	$1,118.47	$—	3147	CANEY CREEK HUNTING PRESERVE
572	GA	HEARD	114.58	114.58	0	$1,246.63	$—	3143	CALDWELL, GEORGE
589	GA	TROUP	218.97	218.97	0	$2,362.69	$—	3191	BIG LAZIER HUNTING CLUB
599	GA	TROUP	222.79	222.79	0		$(2,227.90)	3147	Non- Renewal notification received
623	GA	HEARD	144	144	0		$(1,742.40)	3061:	PAUL CALDWELL HUNTING CLUB
633	GA	TROUP	304.26	304.26	0	$3,587.23	$—	3144	WHITEWATER CREEK SPORTSMANS CLUB
735	GA	FLOYD	495	495	0	$3,766.95	$—	0068:	ALABAMA LINE HUNTING CLUB
736	AL	CHEROKEE	112.69	112.69	0	$850.81	$—	0094	ATKINS HOLLOW HUNTING CLUB
743	AL	CHEROKEE	53.97	53.97	0		$(500.00)	0068	BEAVER POND HUNTING CLUB
776	AL	CHEROKEE	1073.5	1073.5	0	$7,439.35	$—	0002: 0030:	HENDERSON BRIDGE RD. HUNTING C
785	AL	CHEROKEE	143.63	143.63	0		$(1,055.68)	0032	HAROLD HUNTING CLUB
795	AL	CHEROKEE	1003.8	1003.8	0		$(7,056.50)	0093	MAGGIE VALLEY HUNTING CLUB
803	GA	CHATTOOGA	1004.5	1004.5	0	$8,136.69	$—	0023:	CROSS HUNTING CLUB
805	GA	CHATTOOGA	162.97	162.97	0		$(2,118.61)	0039	HARRISON HUNTING CLUB

Exhibit B Page 2 of 6

				K50	F’Star
LSE			LSENOAC	LSENOAC	Retained	Payment	Payment
NO	ST	COUNTY	RES	RES	Acres	Amount	Balance	LSECOMP	CUST_NAME

831	AL	CHEROKEE	613.61	613.61	0		$(4,338.22)	0509:	YELLOW CREEK HUNTING CLUB
868	AL	RANDOLPH	145.88	145.88	0		$(1,086.81)	3115	DOUG GRAY CLUB
933	GA	CARROLL	238.5	238.5	0	$2,501.86	$—	2132	WHOOPING CREEK HUNTING CLUB
938	GA	HARALSON	242.18	242.18	0	$2,206.26	$—	2708	CIRCLE SIX GUN & BOW H. C.
941	AL	CLEBURNE	319.92	319.92	0	$2,309.82	$—	2148: 2152: 2153	RIVERBEND HUNTING CLUB
959	GA	CARROLL	316.37	261.37	-55		$(2,901.11)	2207: 2221	BULLDOG HUNT CLUB
984	GA	CARROLL	501.18	501.18	0		$(4,655.96)	2066: 3060:	LOG PILE HUNTING CLUB
1017	GA	FLOYD	234	234	0		$(1,944.54)	4609	Non- Renewal notification received
1025	GA	CARROLL	623.03	623.03	0		$(5,825.33)	2206	FAIR WEATHER II HUNTING CLUB
2027	GA	HARALSON	57.42	57.42	0	$543.19	$—	1099: 1100	BETHLEHEM HUNTING CLUB
2043	GA	POLK	120.38	120.38	0	$1,079.89	$—	1129	WOLF DEN HUNTING CLUB
2066	AL	CLEBURNE	210.49	210.49	0		$—	1209	Not Leased
2067	AL	CLEBURNE	560.38	560.38	0		$(3,978.70)	1144	GOLD MINE HUNTING CLUB
2069	GA	HARALSON	279.66	279.66	0	$2,550.50	$—	1099	BOTTOM CREEK HUNTING CLUB
2078	GA	CHATTOOGA	1614.6	1337.1	-277.5	$9,380.94	$—	0084: 0088: 0101	BAT CAVE HUNTING CLUB
2084	AL	CHEROKEE	696.37	696.37	0	$4,923.34	$—	0553:	CULLSTIGH CREEK HUNTING CLUB
3149	GA	GORDON	159.95	159.95	0	$1,404.36	$—	4501	RED BUD CREEK HUNTING CLUB
3159	GA	HARALSON	348.05	348.05	0	$3,692.81	$—	1117: 1257	DIXIE MITCHELL HUNTING CLUB
3160	GA	WALKER	54.1	54.1	0	$511.24	$—	0026	COFFMAN HUNTING CLUB
3170	GA	ELBERT	413.34	413.34	0		$(4,431.00)	5180	DOWDY, MIKE
3184	GA	HEARD	76.97	76.97	0	$615.76	$—	3136	KIN FOLKS
3201	GA	FLOYD	94.75	94.75	0	$839.48	$—	1169	BIG RIDGE HUNTING CLUB
3202	GA	HARALSON	511	511	0	$4,619.44	$—	1172	COVERED BRIDGE HUNTING CLUB
3212	GA	HARALSON	876.28	876.28	0	$8,587.54	$—	1097: 1248: 1274	GPS HARALSON MONROE HUNT CLUB
3261	GA	HEARD	242.04	242.04	0		$(3,146.52)	3130	TROPHY RIDGE HUNTING CLUB
3263	GA	HARALSON	75	75	0		$(777.00)	1256	CHURCH HUNTING CLUB
3286	GA	HEARD	104.15	104.15	0		$(1,708.06)	3158	Non- Renewal notification received
3389	GA	HARALSON	640.07	640.07	0		$(5,760.63)	1172	SHAW'S CLUB
3394	GA	FRANKLIN	279.45	279.45	0	$2,911.87	$—	5023	TRINITY HUNTING CLUB
3451	AL	CHEROKEE	279.77	279.77	0		$(1,678.62)	1200:	STRICK N STRING HUNTING CLUB
3462	GA	HALL	297.15	297.15	0		$(3,033.90)	5065	BIG BUCKS HUNTING CLUB
3464	GA	CARROLL	133.21	133.21	0	$1,309.45	$—	2093	HWY 5 HUNTING CLUB

Exhibit B Page 3 of 6

				K50	F’Star
LSE			LSENOAC	LSENOAC	Retained	Payment	Payment
NO	ST	COUNTY	RES	RES	Acres	Amount	Balance	LSECOMP	CUST_NAME

3468	AL	RANDOLPH	35.92	35.92	0		$(500.00)	2163	COOL SPRINGS HUNTING CLUB
3469	GA	HEARD	331.11	331.11	0	$3,526.32	$—	3055: 3102	HEARD COUNTY SPORTSMAN CLUB
3486	GA	HEARD	773.58	773.58	0	$8,130.33	$—	3101	HILLABAHATCHEE HUNTING CLUB
3577	GA	POLK	157.01	157.01	0	$1,461.76	$—	1027	WANNABEA HUNTING CLUB
3578	GA	HEARD	125.54	125.54	0		$(1,255.40)	3051	Non- Renewal notification received
3579	GA	HARALSON	126.73	126.73	0	$1,131.70	$—	6084	POOLE HUNTING CLUB
3580	GA	WALKER	91.91	91.91	0		$(912.67)	0099	Non- Renewal notification received
3584	GA	CHATTOOGA	118.86	39.76	-79.1	$1,123.23	$—	0036: 0053	LAUGHING JACK BEAGLE CLUB
3594	AL	CLEBURNE	218.92	218.92	0	$1,313.52	$—	2197	BONE COLLECTORS HUNTING CLUB
3615	GA	POLK	157.97	157.97	0	$1,540.21	$—	1080	OLD SHAKEY HUNTING CLUB
3616	AL	CLEBURNE	76.56	76.56	0		$(615.54)	1184	MUSCADINE HUNTING CLUB
3650	AL	CLEBURNE	1105.7	1105.7	0		$(7,607.00)	2144	BENNETT CREEK HUNTING CLUB
3666	GA	WALKER	49.75	49.75	0		$(509.94)	0056	NAO
3667	AL	CLEBURNE	37.4	37.4	0		$(500.00)	2170	Non- Renewal notification received
3680	GA	POLK	166.61	166.61	0	$1,456.17	$—	1167: 1238	ESOM HILL HUNTING CLUB
3690	GA	POLK	291.72	291.72	0		$(2,488.37)	1119	HARD ROCK HUNTING CLUB
3696	GA	CHATTOOGA	154.25	154.25	0	$1,234.00	$—	0049: 0050	SOUTHERN BOYS HUNTING
3698	GA	FLOYD	71.23	71.23	0	$651.75	$—	1049	LONESOME PINES HUNTING CLUB
3712	AL	CHEROKEE	67.42	67.42	0	$516.44	$—	0593	DMIL HUNTING CLUB
3722	GA	HARALSON	93.55	93.55	0		$(748.40)	6116	PCPA
3726	GA	CARROLL	38.28	38.28	0	$505.30	$—	2227	STATELINE HUNTING CLUB
3729	AL	CLEBURNE	482.09	482.09	0	$3,393.91	$—	1083:	BUCK HUNTERS HUNTING CLUB
3738	GA	HARALSON	495.6	495.6	0		$(3,964.80)	2625: 2702:	POACHERS PARADISE HUNTING CLUB
3761	AL	CLEBURNE	356.87	356.87	0	$3,026.26	$—	2197	RIVERSIDE HUNTING CLUB
3799	GA	POLK	178.92	178.92	0		$(1,943.07)	1029	POLK COUNTY SPORTSMANS CLUB
3864	AL	CLEBURNE	380.85	380.85	0		$(2,799.25)	2161	C & C HUNTING CLUB
3882	AL	CLEBURNE	592.88	592.88	0		$(4,209.45)	2177: 2197	TALLAPOOSA RIVER HUNTING CLUB
3921	AL	CLEBURNE	69.35	69.35	0	$502.79	$—	2170	JOEYS DEER LEASE
3986	GA	FLOYD	307.06	307.06	0	$2,914.00	$—	1192	C & C HUNTING CLUB
4052	GA	CHATTOOGA	169.91	169.91	0		$(1,427.24)	0024	RUFF CREEK HUNTING CLUB

Exhibit B Page 4 of 6

				K50	F’Star
LSE			LSENOAC	LSENOAC	Retained	Payment	Payment
NO	ST	COUNTY	RES	RES	Acres	Amount	Balance	LSECOMP	CUST_NAME

4084	AL	CHEROKEE	1139.6	1139.6	0		$(7,191.07)	1035: 1062:	SANDY CREEK HUNTING CLUB
4107	GA	POLK	41.32	41.32	0		$(630.13)	1285	BUCK RIDGE
4130	AL	RANDOLPH	202.01	202.01	0		$(614.11)	3127:	PIKE, JERRY
4138	GA	FLOYD	315.94	315.94	0	$2,527.52	$—	4608:	LAZY J HUNTING CLUB
4182	GA	STEPHENS	131.42	131.42	0		$(1,577.04)	5082	Non- Renewal notification received
4183	GA	FRANKLIN	73.47	73.47	0		$(734.70)	5030	RED NECK HUNTERS
4289	GA	FLOYD	749.16	749.16	0	$5,993.28	$—	1045: 7011	BWs SPORTSMAN CLUB formerly TSB HUNTING CLUB
4292	AL	CHEROKEE	540.66	540.66	0	$3,806.25	$—	0080	CHEROKEE CNTY BOWHUNTERS
4293	GA	CHATTOOGA	268.61	268.61	0	$2,197.23	$—	0085:	HAPPY HOLLOW HUNTING CLUB
4294	AL	CHEROKEE	470.36	470.36	0	$3,259.59	$—	0080	HENDERSON BRIDGE RD. HUNTING C
4297	AL	CLEBURNE	118.78	118.78	0		$(838.59)	2195	KNOKES CREEK HUNTING CLUB
4298	GA	FLOYD	769.88	769.88	0		$(6,112.85)	0007: 0019	KRANNERT HUNTING CLUB
4299	AL	CLEBURNE	87.54	87.54	0	$547.12	$—	2146:	HIGHPOINT RABBIT HUNTING CLUB
4302	AL	CLEBURNE	119.64	119.64	0	$879.35	$—	2183: 2184:	J.C.’S HUNTING CLUB
4307	AL	CHEROKEE	526.25	526.25	0		$(3,604.81)	1004	INDIAN MOUNTAIN HUNTING CLUB
4308	AL	CHEROKEE	587.71	587.71	0		$(4,113.97)	1062	BUCK HILL
4309	AL	CHEROKEE	179	179	0		$(1,074.00)	1035	LAST SHOT
4311	AL	CLEBURNE	288	288	0	$1,684.80	$—	2161	REDNECK HUNTING CLUB
4320	AL	CLEBURNE	128	128	0		$(640.00)	2152	SPORTSMAN HUNTING CLUB
4328	GA	CARROLL	387.83	221.73	-166.1		$(3,602.94)	2068: 2082:	LOG PILE HUNTING CLUB
4329	GA	HARALSON	478.46	478.46	0		$(3,827.68)	2700:	CHIGGER RIDGE HUNTING CLUB
4330	GA	FLOYD	49.48	49.48	0		$(500.00)	1048	BUCK HEAD HUNT CLUB
4334	GA	POLK	129.69	129.69	0	$823.53	$—	1202	CAPE HUNTING CLUB
4341	GA	HARALSON	532.01	532.01	0		$(4,256.08)	2701	POACHERS PARADISE HUNTING CLUB
4344	GA	CARROLL	203.37	203.37	0	$1,932.02	$—	2220	C AND S HUNTING CLUB
4345	GA	CARROLL	511.32	511.32	0		$(4,729.71)	2219	LET-R-RIP HUNTING CLUB
4346	GA	CARROLL	608.22	608.22	0		$(5,778.09)	2217: 2218	BW HUNTING CLUB
4349	GA	CARROLL	228.2	228.2	0	$2,053.80	$—	2215	TURKEY CREEK HUNTING CLUB
4350	GA	CHATTOOGA	753.54	753.54	0	$6,103.67	$—	0024:	CROSS HUNTING CLUB
4359	GA	GORDON	1328.9	1328.9	0		—	4048: 4063	Removed from LSE# 269, Not leased

Exhibit B Page 5 of 6

The term of the above referenced leases is for the period from July 1 through June 30. To date, not all of the above referenced leases have been renewed for 2011/2012. Seller will update the above referenced list at or prior to closing to include all leases that have renewed prior to closing.
Additional Contracts
1.	All matters contained in that certain unrecorded Right-of-Way from Inland Paperboard and Packaging, Inc. to Cherokee Electric Cooperative dated May 12, 1998 (Cherokee County, Compartment 11001).

2.	Unrecorded Easement between Forestar (USA) Real Estate Group Inc. and Alabama Power Company dated May 4, 2009 (Randolph County, Compartment 13184)

3.	All matters contained in that certain Unrecorded Easement from Georgia Kraft Company to Mary B. Johnson dated July 8, 1986 (Walker County, Compartment 10056).

Exhibit B Page 6 of 6

Exhibit C

Form of Alabama Deed

This instrument prepared by:
Victor P. Haley, Esq.
Sutherland Asbill & Brennan LLP
999 Peachtree Street, NE
Atlanta, Georgia 30309-3996

When recorded return to:

Tax statements sent to:
Plum Creek Timberlands, L.P.
c/o Tax Coordinator
987 Griswoldville Road
Macon, GA 31217
SPECIAL WARRANTY DEED
(_________ County, Alabama)
     THIS SPECIAL WARRANTY DEED (this “Deed”), made as of the ___ day of ________________, 2011, between FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, the address of which is 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746-5149 (herein called “Grantor”) and PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership, the address of which is 999 Third Avenue, Suite 4300, Seattle, Washington 98104 (herein called “Grantee”).
     WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee, the following described property, to wit:
All those tracts or parcels of land lying and being in ____________ County, Alabama and being more particularly described in Exhibit A attached hereto and incorporated herein by reference for all purposes, together with all buildings, structures, and other improvements located thereon, and all tenements, hereditaments, easements, appurtenances and privileges thereto belonging, all timber growing, standing or lying thereon, and all other privileges, appurtenances, easements and other rights appertaining thereto (collectively, the “Property”).
Exhibit C Page 1 of 11

     Subject to the terms and conditions set forth on Exhibit C, Grantor hereby reserves from this conveyance of the Property for Grantor, its successors and assigns the “Reserved Mineral Interests and Rights” which is defined to mean (i) the Minerals and Mineral Rights (each as defined in Exhibit D), together with (ii) all Executive Rights (as defined in Exhibit D) with regard to Minerals and Mineral Rights (each as defined in Exhibit D).
     This conveyance and the special warranty of title set forth herein are made subject to the matters set forth on Exhibit B attached hereto and incorporated herein by reference for all purposes (collectively, the “Permitted Exceptions”).
     TO HAVE AND TO HOLD the Property unto Grantee and unto its successors and assigns, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee and its successors and assigns, forever, IN FEE SIMPLE.
     Except with respect to Grantor’s Reserved Mineral Interests and Rights and the Permitted Exceptions, Grantor covenants with Grantee that it will forever warrant and defend said title to the Property against the lawful claims of all persons claiming by, through or under Grantor, but against none other.
     The Property and all improvements and fixtures are sold, conveyed, assigned and transferred to Grantee “AS IS” WITHOUT ANY REPRESENTATION OR WARRANTY EXPRESSED OR IMPLIED, EXCEPT FOR THE LIMITED WARRANTY OF TITLE GIVEN IN THIS DEED.
     When the context requires in this Deed or its exhibits, singular nouns and pronouns include the plural and plural nouns and pronouns include the singular. “Including” or “include” as used in this Deed or its exhibits, means including without limiting the generality of any description proceeding such term.
[remainder of page intentionally left blank]
Exhibit C Page 2 of 11

     IN WITNESS WHEREOF, Grantor has signed and sealed this Deed, effective as of the day and year first above written.

FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation
By:
Name:
Title:

[SEAL]

STATE OF _______________
COUNTY OF _____________
     I, _____________________, a Notary Public in and for the State and County aforesaid, hereby certify that ______________________, whose name as _______________ of Forestar (USA) Real Estate Group, Inc., a Delaware corporation, is signed to the foregoing Deed and who is known to me or has produced sufficient identification to me, acknowledged before me on this day that, being informed of the contents of the foregoing Deed he, as such Officer and with full authority, did execute the same voluntarily for and as the act of said corporation.
     Given under my hand and official seal this ____ day of _______________, 2011.

Notary Public

My commission expires:

[Notary Seal]

Exhibit C Page 3 of 11

Exhibit A to the Deed
Description of Property
____________ County, Alabama
Exhibit C Page 4 of 11

Exhibit B to the Deed
Permitted Exceptions
     1. Liens for taxes, assessments and other governmental charges which are not yet due and payable as of the date hereof, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Property by any governmental authority, including any additional or supplemental taxes that may result from a reassessment of the Property, and any potential rollback or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law;
     2. All current or future land use (including environmental and wetlands), building and zoning laws, development standards, regulations, codes and ordinances affecting the Property;
     3. Any rights of the United States of America, the State in which the Property is located or others in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting the Property, including, without limitation, the following:
     4. The rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
     5. The right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
     6. Any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion;
     7. Any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
     8. Title to that portion of the Property, if any, lying below the mean high water mark of abutting tidal waters;
     9. All road, access or utility easements, rights-of-way, licenses and other such similar encumbrances apparent or of record;
     10. All existing public and private roads and streets and all railroad and utility lines, pipelines, service lines and facilities (whether owned in fee or by easement) on, under, above or across the Property;
     11. All encroachments, overlaps, boundary line disputes, shortages in area, persons in possession, cemeteries and burial grounds and other matters not of record, and not evidenced by a written agreement to which Grantor is a party, which would be disclosed by a current accurate survey of the Property;
     12. Prior reservations or conveyances of mineral rights or mineral leases of every kind and character;
     13. Any restriction on the use of the Property due to environmental laws;
     14. All matters of public record; and
     15. Any loss or claim due to lack of access to any portion of the Property.
Exhibit C Page 5 of 11

Exhibit C to the Deed
Terms and Conditions Applicable to Reserved Mineral Interests and Rights
     The Reserved Mineral Interests and Rights shall be subject to the following terms and conditions:
     (a) Grantor shall at all times be responsible for damages caused to the surface of the Property, as set forth below, caused by the exercise of any of the Reserved Mineral Interests and Rights, and Grantor shall use reasonable efforts and practices to prevent surface damage to the Property during Drilling and Other Operations and shall restore to the extent commercially practicable any area of the Property damaged by such activities to its original condition upon cessation of such activities, provided that Grantor shall not be obligated to replant any timber or restore any improvements, except as set forth below. Under no circumstances shall Strip Mining Operations be permitted.
     (b) Grantor and Grantee shall use liquidated damages (“Damages”) to compensate Grantee for Grantor’s or its lessee’s use of the Property in the exercise of the Reserved Mineral Interests and Rights. Damages do not constitute a penalty, but represent an attempt to assess actual damages. In the event Grantor or Lessee conducts any Drilling and Other Operations, Grantor or Lessee, as applicable, shall give Grantee notice and pay Grantee Damages as follows:
          i. Grantor shall provide Grantee with thirty (30) days’ written notice prior to conducting any Drilling or Other Operations. Damages for the Property (including, without limitation, all appurtenances, improvements and fixtures of or on the Property) used and/or accessed in the exercise of the Reserved Mineral Interests and Rights shall equal the then-prevailing market price for any merchantable timber and/or the net present value of any pre-merchantable timber and other standing crops damaged or destroyed if such use or access will last for eighteen (18) months or less, and shall equal 150% of the then fair market value of the bare land so used and/or accessed plus the then prevailing market price for any merchantable timber and/or the net present value of any pre-merchantable timber and other standing crops damaged or destroyed if such use and/or access will exceed eighteen (18) months. Grantor shall deliver written notice to Grantee of any such destruction on the Property and shall pay Grantee Damages within ten (10) days following delivery of such notice.
          ii. Grantor must promptly repair and restore, at Grantor’s sole cost and expense, any and all damage to roads and fences and other improvements and fixtures arising from the exploration and extraction activities to substantially the same condition as existed before such activities; and Grantor shall indemnify and save Grantee, together with its subsidiaries and affiliates (the “Grantee Companies”) harmless, and, at Grantor’s expense, shall defend Grantee and the Grantee Companies from and against any and all claims, suits, losses, damages, or expenses, on account of injuries to or death of any and all persons whomsoever, including, without limitation, any employees, agents and invitees of Grantee, Grantee Companies and Grantor, and any and all damage to personal property to whomsoever belonging, including property owned by, rented to, or in the care, custody, or control of the parties hereto, arising or growing out of, or in any manner connected with the exercise of the Reserved Mineral Interests and Rights. Notwithstanding the foregoing, nothing herein contained is to be construed as an indemnification against the negligence or willful misconduct of Grantee or the Grantee Companies, and their respective officers, employees, or agents.
Exhibit C Page 6 of 11

     (c) The rights and privileges excepted and reserved in connection with the Reserved Mineral Interests and Rights shall at all times be subject to the terms and conditions set forth herein, and be deemed as covenants running with the Reserved Mineral Interests and Rights and in all respects appurtenant to the mineral estates now owned or hereinafter acquired for the benefit of Grantor and its successors in title. The rights and privileges conveyed herein to Grantee (including the obligations of Grantor or its lessee) in connection with the Reserved Mineral Interests and Rights shall be deemed as covenants running with the Property and in all respects appurtenant to the Property for the benefit of Grantee and its successors in title to all or any portion of the Property.
Exhibit C Page 7 of 11

Exhibit D to the Deed
Definitions of Terms
     The terms below, as used in this Deed, shall have the following meanings:
     (a) “Drilling and Other Operations” means:
          (i) all surface and subsurface operations for the purposes of exploring (including seismic surveys or other geophysical operations), drilling, mining, developing, producing, storing, removing, treating, transporting and owning oil, gas and other liquid or gaseous hydrocarbons;
          (ii) all surface and subsurface operations for the purposes of exploring (including seismic surveys or other geophysical operations), drilling for, mining by underground shafts, tunnels, in situ or solution, gasification or other similar methods, developing, producing, storing, removing, treating, transporting and owning any other Minerals not described in clause (i) of this definition;
          (iii) all subsurface operations for the purposes of disposing of water (including salt water) or waste which is not considered a Hazardous Substance in underground structures or formations (including salt domes and depleted reservoirs) and the temporary surface storage of water in connection with the operations described in the other subsections of this definition;
          (iv) all surface and subsurface operations for the purposes of using injected water, chemicals and other fluids or substances for the recovery of Minerals; and
          (v) all references to drilling or mining or other operations in this definition include those methods and means now used and those hereafter developed and used in operations for the purposes of exploring, drilling for, mining, developing, producing, storing, removing, treating, transporting and owning Minerals, other than Strip Mining Operations.
The term “Drilling and Other Operations” shall not include Strip Mining Operations.
     (b) “Executive Rights” means all rights to exercise or to grant rights to exercise the Rights Incident to Development of Minerals, including but not limited to rights to execute, approve or grant each of the following related to Mineral exploration, development or production: leases, pooling agreements, unit declarations and related agreements, division orders, stipulations of interests, communitization agreements, farmouts, farmins, options, orders, spacing agreements, operating agreements and all other agreements, and the right to receive bonus, delay rentals and any other payments provided for or paid under any lease of Minerals or any other grant of Rights Incident to Development of Minerals.
     (c) “Mineral” or “Minerals” means any of the following in, on or under the Property:
          (i) oil, gas and all other liquid or gaseous hydrocarbons, and their constitute parts, including condensate, casinghead gas, distillate and natural gas liquids;
Exhibit C Page 8 of 11

          (ii) methane gas;
          (iii) uranium, thorium and other fissionable materials;
          (iv) coal and lignite, including coal bed methane and coal seam gas;
          (v) geothermal energy resources (including hydropressured reservoirs, geopressured reservoirs, steam and other gases, hot water, hot brine, heat, natural gas dissolved in ground water and associated energy found in ground water);
          (vi) oil sands and shales; and
          (vii) byproducts from Mineral production or processing.
The term “Minerals” shall not include sand, gravel, kaolin, bauxite or aggregates located in, on or under the Property, other than such sand, gravel or aggregates as may be produced as a byproduct of Mineral production.
     (d) “Mineral Rights” means any:
          (i) royalty, overriding royalty, advance royalty, minimum royalty, shut-in royalty, production payments of any other kind and character related to Mineral production, rights to take Mineral production in kind, net profits interests of any kind or character in Minerals and any other contractual rights of a grantor or lessor under any lease of Minerals or other grant of a contractual or property interest in Minerals;
          (ii) reversionary rights or interests in Minerals and all rights of reentry to estates in Minerals;
          (iii) preferential rights to acquire (A) Minerals, (B) any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights or (C) leases on Minerals, in federal or state lands, to the extent such reservation is permitted by applicable law;
          (iv) all royalties and other payments related to the leasing or production of Minerals owned by the United States of America or any State that have been granted to the owner of the surface estate in the Property as of the date of conveyance of the Property to Grantee, under any federal or state law;
          (v) any other economic or contractual rights, options or interests in and to (A) any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights, (B) Minerals, (C) any partnership or venture interest in Minerals or (D) the exploration, development or production of Minerals; and
          (vi) any other right or interest pertaining to the Minerals or any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights existing at the date of the conveyance of the Property to Grantee, and owned or held by Grantor.
Exhibit C Page 9 of 11

     (e) “Reserved Mineral Interests and Rights” means (i) the Minerals and Mineral Rights (as those terms are define in this Exhibit D), together with (ii) all Executive Rights (as defined in this Exhibit D) with regard to Minerals and Mineral Rights (as those terms are defined in this Exhibit D).
     (f) “Reserved Mineral Records” means any and all books, records, files, data (including seismic data and related information), analyses or other information, whether documentary or otherwise, maintained by Grantor or any affiliate of Grantor relating to Minerals, Mineral Rights, or Rights Incident to Development of Minerals.
     (g) “Rights Incident to Development of Minerals” means:
          (i) all easements, servitudes, rights of entry, rights of way, licenses, permits and other surface rights, powers, benefits and privileges, expressed or implied in law or in fact, for exploration, drilling or otherwise developing and completing wells or other means of production of any Minerals, reworking wells or other means of production of any Minerals, producing, removing, marketing or transporting Minerals, including the right to construct drill sites and roads to the drill sites and to extend utility, gathering lines, flow lines and pipelines to the drill sites and to locate on the drill sites the equipment and improvements reasonably necessary to drill wells (using any technique including directional or horizontal drilling), to complete wells, to produce wells, to treat, repair, reenter and rework wells and to separate, treat, compress, process, store, remove, own, claim, sell, and transport production from wells;
          (ii) the right to conduct Drilling and Other Operations in, on and under the Property;
          (iii) the right to conduct operations for reservoir stimulation and improved recovery techniques for the recovery and production of Minerals, including but not limited to water flooding, immiscible gas injection, miscible gas injection, chemical flooding and thermal recovery, the disposal of water (including saltwater) produced or recovered in such operations and the use of so much of water from the Property as may be needed for such operations, subject to not materially inferring with the use of potable groundwater for ordinary domestic uses or the ordinary use of water for livestock, agriculture or timber growing and harvesting activities;
          (iv) the right to reenter and use all abandoned drill holes and wells on the Property and all of Grantor’s right, title and interest in fixtures, wells, equipment and personal property of any kind located now or in the future on the Property and used solely in connection with Drilling and Other Operations;
          (v) the right to use all subsurface structures and depleted reservoirs for storage of substances or for disposal of water (including saltwater) or of waste;
          (vi) the right to use or salvage all surface and subsurface equipment, facilities or improvement abandoned on, in or under the Property by owners or producers of Minerals (including utility lines, gathering lines, flow lines, pipelines and roads);
          (vii) the right to retain and possess all Reserved Minerals Records;
Exhibit C Page 10 of 11

          (viii) any claims, causes of action, choses in action, counterclaims, cross-claims or affirmative defenses to the extent attributable to the ownership and use of the Minerals, Mineral Rights or Rights Incident to Development of Minerals described in other subsections of this definition;
          (ix) all other rights, powers, benefits or privileges incident or appurtenant to the ownership of Minerals and Mineral Rights under applicable law; and
          (x) the free use and exercise of the rights and interests described in clauses (i) through (ix) above.
     (h) “Royalty” or “royalty” means a non-possessory, cost-free fractional or percentage interest in Minerals as and when produced.
     (i) “Strip Mining Operations” means activities conducted on the surface of the Property to explore for, develop, produce, treat, process, transport, market and deliver coal, lignite, iron, uranium, other metals and other commercially valuable substances in solid form such as contour, strip, auger, mountaintop removal, box cut and open pit mining, quarrying, placer mining, dredging and heap leach, including reclamation, if any, in support of or incident to such operations and the construction, maintenance and replacement of surface and groundwater control or detention structures or facilities and other environmental controls or monitoring facilities, storage and disposal areas, and other monitoring and reclamation activities as may be required by law, permit or contract to conduct such operations.
Exhibit C Page 11 of 11

Exhibit D
Form of Georgia Deed

This instrument prepared by:
Victor P. Haley, Esq.
Sutherland Asbill & Brennan LLP
999 Peachtree Street, NE
Atlanta, Georgia 30309-3996

When recorded return to:

Tax statements sent to:
Plum Creek Timberlands, L.P.
c/o Tax Coordinator
987 Griswoldville Road
Macon, GA 31217
LIMITED WARRANTY DEED
(_________ County, Georgia)
     THIS LIMITED WARRANTY DEED (this “Deed”), made as of the ___ day of __________________, 2011, between FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation, the address of which is 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746-5149 (herein called “Grantor”) and PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership, the address of which is 999 Third Avenue, Suite 4300, Seattle, Washington 98104 (herein called “Grantee”).
     WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee, the following described property, to wit:
All those tracts or parcels of land lying and being in ____________ County, Georgia and being more particularly described in Exhibit A attached hereto and incorporated herein by reference for all purposes, together with all buildings, structures, and other improvements located thereon, and all tenements, hereditaments, easements, appurtenances and privileges thereto belonging, all timber growing, standing or lying thereon, and all other privileges, appurtenances, easements and other rights appertaining thereto (collectively, the “Property”).
Exhibit D Page 1 of 11

     Subject to the terms and conditions set forth on Exhibit C, Grantor hereby reserves from this conveyance of the Property for Grantor, its successors and assigns the “Reserved Mineral Interests and Rights” which is defined to mean (i) the Minerals and Mineral Rights (each as defined in Exhibit D), together with (ii) all Executive Rights (as defined in Exhibit D) with regard to Minerals and Mineral Rights (each as defined in Exhibit D).
     This conveyance and the limited warranty of title set forth herein are made subject to the matters set forth on Exhibit B attached hereto and incorporated herein by reference for all purposes (collectively, the “Permitted Exceptions”).
     TO HAVE AND TO HOLD the Property unto Grantee and unto its successors and assigns, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee and its successors and assigns, forever, IN FEE SIMPLE.
     Except with respect to Grantor’s Reserved Mineral Interests and Rights and the Permitted Exceptions, Grantor covenants with Grantee that it will forever warrant and defend said title to the Property against the lawful claims of all persons claiming by, through or under Grantor, but against none other.
     The Property and all improvements and fixtures are sold, conveyed, assigned and transferred to Grantee “AS IS” WITHOUT ANY REPRESENTATION OR WARRANTY EXPRESSED OR IMPLIED, EXCEPT FOR THE LIMITED WARRANTY OF TITLE GIVEN IN THIS DEED.
     When the context requires in this Deed or its exhibits, singular nouns and pronouns include the plural and plural nouns and pronouns include the singular. “Including” or “include” as used in this Deed or its exhibits, means including without limiting the generality of any description proceeding such term.
[remainder of page intentionally left blank]
Exhibit D Page 2 of 11

     IN WITNESS WHEREOF, Grantor has signed and sealed this Deed, effective as of the day and year first above written.

Signed, sealed and delivered in the presence of:	FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation

By:

Unofficial Witness		Name:

Title:

Notary Public			[SEAL]

(NOTARY SEAL)

My Commission Expires:

Exhibit D Page 3 of 11

Exhibit A to the Deed
Description of Property
____________ County, Georgia
Exhibit D Page 4 of 11

Exhibit B to the Deed
Permitted Exceptions
     1. Liens for taxes, assessments and other governmental charges which are not yet due and payable as of the date hereof, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Property by any governmental authority, including any additional or supplemental taxes that may result from a reassessment of the Property, and any potential rollback or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law;
     2. All current or future land use (including environmental and wetlands), building and zoning laws, development standards, regulations, codes and ordinances affecting the Property;
     3. Any rights of the United States of America, the State in which the Property is located or others in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting the Property, including, without limitation, the following:
     4. The rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
     5. The right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
     6. Any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion;
     7. Any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
     8. Title to that portion of the Property, if any, lying below the mean high water mark of abutting tidal waters;
     9. All road, access or utility easements, rights-of-way, licenses and other such similar encumbrances apparent or of record;
     10. All existing public and private roads and streets and all railroad and utility lines, pipelines, service lines and facilities (whether owned in fee or by easement) on, under, above or across the Property;
     11. All encroachments, overlaps, boundary line disputes, shortages in area, persons in possession, cemeteries and burial grounds and other matters not of record, and not evidenced by a written agreement to which Grantor is a party, which would be disclosed by a current accurate survey of the Property;
     12. Prior reservations or conveyances of mineral rights or mineral leases of every kind and character;
     13. Any restriction on the use of the Property due to environmental laws;
     14. All matters of public record; and
     15. Any loss or claim due to lack of access to any portion of the Property.
Exhibit D Page 5 of 11

Exhibit C to the Deed
Terms and Conditions Applicable to Reserved Mineral Interests and Rights
     The Reserved Mineral Interests and Rights shall be subject to the following terms and conditions:
     (a) Grantor shall at all times be responsible for damages caused to the surface of the Property, as set forth below, caused by the exercise of any of the Reserved Mineral Interests and Rights, and Grantor shall use reasonable efforts and practices to prevent surface damage to the Property during Drilling and Other Operations and shall restore to the extent commercially practicable any area of the Property damaged by such activities to its original condition upon cessation of such activities, provided that Grantor shall not be obligated to replant any timber or restore any improvements, except as set forth below. Under no circumstances shall Strip Mining Operations be permitted.
     (b) Grantor and Grantee shall use liquidated damages (“Damages”) to compensate Grantee for Grantor’s or its lessee’s use of the Property in the exercise of the Reserved Mineral Interests and Rights. Damages do not constitute a penalty, but represent an attempt to assess actual damages. In the event Grantor or Lessee conducts any Drilling and Other Operations, Grantor or Lessee, as applicable, shall give Grantee notice and pay Grantee Damages as follows:
          (i) Grantor shall provide Grantee with thirty (30) days’ written notice prior to conducting any Drilling or Other Operations. Damages for the Property (including, without limitation, all appurtenances, improvements and fixtures of or on the Property) used and/or accessed in the exercise of the Reserved Mineral Interests and Rights shall equal the then-prevailing market price for any merchantable timber and/or the net present value of any pre-merchantable timber and other standing crops damaged or destroyed if such use or access will last for eighteen (18) months or less, and shall equal 150% of the then fair market value of the bare land so used and/or accessed plus the then prevailing market price for any merchantable timber and/or the net present value of any pre-merchantable timber and other standing crops damaged or destroyed if such use and/or access will exceed eighteen (18) months. Grantor shall deliver written notice to Grantee of any such destruction on the Property and shall pay Grantee Damages within ten (10) days following delivery of such notice.
          (ii) Grantor must promptly repair and restore, at Grantor’s sole cost and expense, any and all damage to roads and fences and other improvements and fixtures arising from the exploration and extraction activities to substantially the same condition as existed before such activities; and Grantor shall indemnify and save Grantee, together with its subsidiaries and affiliates (the “Grantee Companies”) harmless, and, at Grantor’s expense, shall defend Grantee and the Grantee Companies from and against any and all claims, suits, losses, damages, or expenses, on account of injuries to or death of any and all persons whomsoever, including, without limitation, any employees, agents and invitees of Grantee, Grantee Companies and Grantor, and any and all damage to personal property to whomsoever belonging, including property owned by, rented to, or in the care, custody, or control of the parties hereto, arising or growing out of, or in any manner connected with the exercise of the Reserved Mineral Interests and Rights. Notwithstanding the foregoing, nothing herein contained is to be construed as an indemnification against the negligence or willful misconduct of Grantee or the Grantee Companies, and their respective officers, employees, or agents.
Exhibit D Page 6 of 11

     (c) The rights and privileges excepted and reserved in connection with the Reserved Mineral Interests and Rights shall at all times be subject to the terms and conditions set forth herein, and be deemed as covenants running with the Reserved Mineral Interests and Rights and in all respects appurtenant to the mineral estates now owned or hereinafter acquired for the benefit of Grantor and its successors in title. The rights and privileges conveyed herein to Grantee (including the obligations of Grantor or its lessee) in connection with the Reserved Mineral Interests and Rights shall be deemed as covenants running with the Property and in all respects appurtenant to the Property for the benefit of Grantee and its successors in title to all or any portion of the Property.
Exhibit D Page 7 of 11

Exhibit D to the Deed
Definitions of Terms
     The terms below, as used in this Deed, shall have the following meanings:
     (a) “Drilling and Other Operations” means:
          (i) all surface and subsurface operations for the purposes of exploring (including seismic surveys or other geophysical operations), drilling, mining, developing, producing, storing, removing, treating, transporting and owning oil, gas and other liquid or gaseous hydrocarbons;
          (ii) all surface and subsurface operations for the purposes of exploring (including seismic surveys or other geophysical operations), drilling for, mining by underground shafts, tunnels, in situ or solution, gasification or other similar methods, developing, producing, storing, removing, treating, transporting and owning any other Minerals not described in clause (i) of this definition;
          (iii) all subsurface operations for the purposes of disposing of water (including salt water) or waste which is not considered a Hazardous Substance in underground structures or formations (including salt domes and depleted reservoirs) and the temporary surface storage of water in connection with the operations described in the other subsections of this definition;
          (iv) all surface and subsurface operations for the purposes of using injected water, chemicals and other fluids or substances for the recovery of Minerals; and
          (v) all references to drilling or mining or other operations in this definition include those methods and means now used and those hereafter developed and used in operations for the purposes of exploring, drilling for, mining, developing, producing, storing, removing, treating, transporting and owning Minerals, other than Strip Mining Operations.
The term “Drilling and Other Operations” shall not include Strip Mining Operations.
     (b) “Executive Rights” means all rights to exercise or to grant rights to exercise the Rights Incident to Development of Minerals, including but not limited to rights to execute, approve or grant each of the following related to Mineral exploration, development or production: leases, pooling agreements, unit declarations and related agreements, division orders, stipulations of interests, communitization agreements, farmouts, farmins, options, orders, spacing agreements, operating agreements and all other agreements, and the right to receive bonus, delay rentals and any other payments provided for or paid under any lease of Minerals or any other grant of Rights Incident to Development of Minerals.
     (c) “Mineral” or “Minerals” means any of the following in, on or under the Property:
          (i) oil, gas and all other liquid or gaseous hydrocarbons, and their constitute parts, including condensate, casinghead gas, distillate and natural gas liquids;
Exhibit D Page 8 of 11

          (ii) methane gas;
          (iii) uranium, thorium and other fissionable materials;
          (iv) coal and lignite, including coal bed methane and coal seam gas;
          (v) geothermal energy resources (including hydropressured reservoirs, geopressured reservoirs, steam and other gases, hot water, hot brine, heat, natural gas dissolved in ground water and associated energy found in ground water);
          (vi) oil sands and shales; and
          (vii) byproducts from Mineral production or processing.
The term “Minerals” shall not include sand, gravel, kaolin, bauxite or aggregates located in, on or under the Property, other than such sand, gravel or aggregates as may be produced as a byproduct of Mineral production.
     (d) “Mineral Rights” means any:
          (i) royalty, overriding royalty, advance royalty, minimum royalty, shut-in royalty, production payments of any other kind and character related to Mineral production, rights to take Mineral production in kind, net profits interests of any kind or character in Minerals and any other contractual rights of a grantor or lessor under any lease of Minerals or other grant of a contractual or property interest in Minerals;
          (ii) reversionary rights or interests in Minerals and all rights of reentry to estates in Minerals;
          (iii) preferential rights to acquire (A) Minerals, (B) any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights or (C) leases on Minerals, in federal or state lands, to the extent such reservation is permitted by applicable law;
          (iv) all royalties and other payments related to the leasing or production of Minerals owned by the United States of America or any State that have been granted to the owner of the surface estate in the Property as of the date of conveyance of the Property to Grantee, under any federal or state law;
          (v) any other economic or contractual rights, options or interests in and to (A) any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights, (B) Minerals, (C) any partnership or venture interest in Minerals or (D) the exploration, development or production of Minerals; and
          (vi) any other right or interest pertaining to the Minerals or any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights existing at the date of the conveyance of the Property to Grantee, and owned or held by Grantor.
Exhibit D Page 9 of 11

     (e) “Reserved Mineral Interests and Rights” means (i) the Minerals and Mineral Rights (as those terms are define in this Exhibit D), together with (ii) all Executive Rights (as defined in this Exhibit D) with regard to Minerals and Mineral Rights (as those terms are defined in this Exhibit D).
     (f) “Reserved Mineral Records” means any and all books, records, files, data (including seismic data and related information), analyses or other information, whether documentary or otherwise, maintained by Grantor or any affiliate of Grantor relating to Minerals, Mineral Rights, or Rights Incident to Development of Minerals.
     (g) “Rights Incident to Development of Minerals” means:
          (i) all easements, servitudes, rights of entry, rights of way, licenses, permits and other surface rights, powers, benefits and privileges, expressed or implied in law or in fact, for exploration, drilling or otherwise developing and completing wells or other means of production of any Minerals, reworking wells or other means of production of any Minerals, producing, removing, marketing or transporting Minerals, including the right to construct drill sites and roads to the drill sites and to extend utility, gathering lines, flow lines and pipelines to the drill sites and to locate on the drill sites the equipment and improvements reasonably necessary to drill wells (using any technique including directional or horizontal drilling), to complete wells, to produce wells, to treat, repair, reenter and rework wells and to separate, treat, compress, process, store, remove, own, claim, sell, and transport production from wells;
          (ii) the right to conduct Drilling and Other Operations in, on and under the Property;
          (iii) the right to conduct operations for reservoir stimulation and improved recovery techniques for the recovery and production of Minerals, including but not limited to water flooding, immiscible gas injection, miscible gas injection, chemical flooding and thermal recovery, the disposal of water (including saltwater) produced or recovered in such operations and the use of so much of water from the Property as may be needed for such operations, subject to not materially inferring with the use of potable groundwater for ordinary domestic uses or the ordinary use of water for livestock, agriculture or timber growing and harvesting activities;
          (iv) the right to reenter and use all abandoned drill holes and wells on the Property and all of Grantor’s right, title and interest in fixtures, wells, equipment and personal property of any kind located now or in the future on the Property and used solely in connection with Drilling and Other Operations;
          (v) the right to use all subsurface structures and depleted reservoirs for storage of substances or for disposal of water (including saltwater) or of waste;
          (vi) the right to use or salvage all surface and subsurface equipment, facilities or improvement abandoned on, in or under the Property by owners or producers of Minerals (including utility lines, gathering lines, flow lines, pipelines and roads);
          (vii) the right to retain and possess all Reserved Minerals Records;
Exhibit D Page 10 of 11

          (viii) any claims, causes of action, choses in action, counterclaims, cross-claims or affirmative defenses to the extent attributable to the ownership and use of the Minerals, Mineral Rights or Rights Incident to Development of Minerals described in other subsections of this definition;
          (ix) all other rights, powers, benefits or privileges incident or appurtenant to the ownership of Minerals and Mineral Rights under applicable law; and
          (x) the free use and exercise of the rights and interests described in clauses (i) through (ix) above.
     (h) “Royalty” or “royalty” means a non-possessory, cost-free fractional or percentage interest in Minerals as and when produced.
     (i) “Strip Mining Operations” means activities conducted on the surface of the Property to explore for, develop, produce, treat, process, transport, market and deliver coal, lignite, iron, uranium, other metals and other commercially valuable substances in solid form such as contour, strip, auger, mountaintop removal, box cut and open pit mining, quarrying, placer mining, dredging and heap leach, including reclamation, if any, in support of or incident to such operations and the construction, maintenance and replacement of surface and groundwater control or detention structures or facilities and other environmental controls or monitoring facilities, storage and disposal areas, and other monitoring and reclamation activities as may be required by law, permit or contract to conduct such operations.
Exhibit D Page 11 of 11

Exhibit E
Form of Assignment of Contracts
     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Instrument”) is entered into as of________________, 2011, by and between [•], a [•] (“Purchaser”), the address of which is ____________________________, and FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation (“Seller”), the address of which is 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746-5149.
     A. Pursuant to that certain Purchase and Sale Agreement dated as of _______, 2011, between Purchaser and Seller (the “Purchase and Sale Agreement”), Seller has agreed to assign to Purchaser and Purchaser has agreed to assume from Seller, for the consideration and upon the terms and conditions set forth in the Purchase and Sale Agreement, all of Seller’s right, title and interest in and to those certain agreements identified on Exhibit A-1 to this Instrument (the “Wholly Assigned Contracts”);
     B. Pursuant to the Purchase and Sale Agreement, Seller has agreed to assign to Purchaser and Purchaser has agreed to assume from Seller, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of Seller’s right, title and interest in and to those certain agreements identified on Exhibit A-2 to this Instrument (the “Split Contracts”), but only to the extent such Split Contracts affect the Property conveyed to Purchaser (to the extent assigned, the “Partially Assigned Contracts” and, together with the Wholly Assigned Contracts, the “Assigned Contracts”);
     NOW, THEREFORE, pursuant to the Purchase and Sale Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which Seller and Purchaser each acknowledge, the parties agree as follows:
     1. Defined Terms. Each capitalized term used but not defined in this Instrument shall have the meaning ascribed to it in the Purchase and Sale Agreement.
     2. Assignment. Seller hereby irrevocably sells, transfers, assigns, conveys and delivers to Purchaser, and Purchaser hereby accepts the sale, transfer, assignment, conveyance and delivery of, all of Seller’s right, title and interest in, to and under all of the Assigned Contracts to have and to hold the same unto Purchaser.
     3. Assumption. Purchaser hereby assumes and agrees to undertake, assume, perform and pay, all of the obligations of Seller with respect to the Assigned Contracts. Purchaser further acknowledges and agrees that the Assigned Contracts encumber Purchaser’s title to the Property, notwithstanding the fact that the Assigned Contracts are not listed on Exhibit B to the Deeds.
     4. Indemnification.
Exhibit E Page 1 of 3

          (a) Seller hereby agrees to defend, indemnify and hold Purchaser harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses and fees (including, but not limited to, reasonable attorney’s fees actually incurred) of whatever kind or nature incurred or suffered by Purchaser as a result of or arising out of Seller’s failure to perform any and all of Seller’s obligations required under any of the Assigned Contracts that accrued prior to the date hereof.
          (b) Purchaser hereby agrees to defend, indemnify and hold Seller harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses and fees (including, but not limited to, reasonable attorney’s fees actually incurred) of whatever kind or nature incurred or suffered by Seller as a result of or arising out of Purchaser’s failure to perform any and all of Purchaser’s obligations required under any of the Assigned Contracts that accrue on or after the date hereof.
     5. Retained Contracts; Cooperation. With respect to the Split Contracts, Seller shall remain liable for all obligations of the landowner thereunder only to the extent such obligations relate to and encumber real property retained by Seller as of the date of this Instrument. Seller and Purchaser shall reasonably cooperate, upon the request of either party, to determine whether an obligation under any Split Contract is an obligation of Seller or of Purchaser, and shall allocate responsibility for such obligation accordingly.
     6. Successors and Assigns. This Instrument shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns. No provision of this Instrument is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.
     7. Governing Law. This Instrument shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to any of the conflict of law rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction to this Instrument.
     8. Amendment and Waiver. This Instrument may not be amended or modified in any manner other than by an agreement in writing signed by the parties hereto or their respective successors or permitted assigns. No waiver under this Instrument shall be valid or binding unless set forth in a writing duly executed and delivered by the party against whom enforcement of such waiver is sought. Neither the waiver by any of the parties of a breach or default under any of the provisions of this Instrument, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Instrument or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.
     9. Counterparts. This Instrument may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[remainder of page intentionally left blank]
Exhibit E Page 2 of 3

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Instrument as of the date first above written.

FORESTAR (USA) REAL ESTATE GROUP INC.
By:
Name:
Title:

PLUM CREEK TIMBERLANDS, L.P. By Plum Creek Timber I, L.L.C. Its General Partner
By:
Name:
Title:

Exhibit E Page 3 of 3

EXHIBIT E-1
Form of Partial Assignment and Assumption of Timber Rights
PARTIAL ASSIGNMENT AND ASSUMPTION
OF TIMBER AGREEMENTS
     THIS PARTIAL ASSIGNMENT AND ASSUMPTION OF TIMBER AGREEMENTS (this “Instrument”) is entered into as of July __, 2011, by and between PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (“Purchaser”), the address of which is 999 Third Avenue, Suite 4300, Seattle, Washington, 98104, and FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation (“Seller”), the address of which is 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746-5149.
     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of July __, 2011, between Purchaser and Seller (the “Purchase and Sale Agreement”), Seller has agreed to assign to Purchaser and Purchaser has agreed to assume from Seller, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, Seller’s right, title and interest in and to (i) that certain Timber Sale and Purchase Agreement dated December 1, 2007 by and between TIN, Inc., (“TIN”) and Forestar (USA) Real Estate Group Inc. (the “Supply Agreement”), and (ii) that certain Timber Rights Contract (2011) dated January 1, 2011 by and between TIN, Inc. and Forestar (USA) Real Estate Group Inc. (the “Timber Rights Contract”), as amended by that certain First Amendment to Timber Rights Contract (2011) dated January 20, 2011 (the “First Amendment”), but only to the extent such Timber Rights Contract and First Amendment affect the Property conveyed to Purchaser, and only to the extent such Supply Agreement affects the Timber Rights Contract and First Amendment (the Supply Agreement, the Timber Rights Contract and the First Amendment are hereinafter collectively referred to as the “Timber Agreements”);
     NOW, THEREFORE, pursuant to the Purchase and Sale Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which Seller and Purchaser each acknowledge, the parties agree as follows:
     1. Defined Terms. Each capitalized term used but not defined in this Instrument shall have the meaning ascribed to it in the Purchase and Sale Agreement.
     2. Assignment. Seller hereby irrevocably sells, transfers, assigns, conveys and delivers to Purchaser, and Purchaser hereby accepts the sale, transfer, assignment, conveyance and delivery of (but only to the extent such agreements and/or provisions affect the Property conveyed to Purchaser), Seller’s right, title and interest in, to and under the following provisions which are hereinafter collectively referred to as the “Assigned Provisions”: the Timber Rights Contract in its entirety; Paragraphs 1 and 2, and 7 through 10 of the First Amendment; and the following Sections of the Supply Agreement: Sections 2.3, 2.4, 3.3, 4.1, 4.4(a), (d)(i), (f) & (g), 4.5(i), 4.6, 4.7, the fourth sentence of 4.8 (beginning with the words; “In addition” and ending with the words “on such Property.”), 4.9, the third and fourth sentences of 4.10 (beginning with
Exhibit E-1 Page 1 of 4

the words “Purchaser will have” and ending with the words “any Harvest Period”), 4.13, 5.1, 5.2, 5.3, the first sentence of the first paragraph of 5.4, 5.5, 5.6, 5.7, 5.8, 6.2(d), 7.1, 7.2, 7.3, 7.4, 7.5, 8.1, 8.3, 8.4, 9.1, 9.2, 10.1 excluding the words “the liquidated damages due as described in Section 4.11 hereof and” from (i) thereof, and further excluding the words “and terminate this Agreement: from (i) thereof; 10.2, all of Article XII, and Exhibit G, and those definitions contained in 1.1 that are applicable to the Assigned Provisions. Notwithstanding anything contained herein to the contrary, Seller does not sell, transfer, assign, convey or deliver to Purchaser, and Purchaser does not hereby accept any of Seller’s right, title and interest in, to or under those portions of the Timber Agreements that are not included within the Assigned Provisions (such excluded provisions from the Timber Agreements are hereinafter collectively referred to as the “Excluded Provisions”).
     3. Assumption. Purchaser hereby assumes and agrees to undertake, assume, perform and pay, all of the obligations of Seller with respect to the Assigned Provisions of the Timber Agreements, but only to the extent the Timber Rights Contract and First Amendment affect the Property conveyed to Purchaser, and only to the extent the Supply Agreement affects the Timber Rights Contract and First Amendment.
     4. Indemnification.
          (a) Seller hereby agrees to defend, indemnify and hold Purchaser harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses and fees (including, but not limited to, reasonable attorney’s fees actually incurred) of whatever kind or nature incurred or suffered by Purchaser as a result of or arising out of Seller’s failure to perform any and all of Seller’s obligations required under (i) the Timber Agreements that accrued prior to the date hereof; (ii) the Assigned Provisions to the extent such Assigned Provisions of the Timber Agreements do not affect the Property conveyed to Purchaser; and (iii) the Excluded Provisions, regardless of whether Seller’s obligations with respect to the Excluded Provisions accrued prior to or after the date hereof; provided, however, that Seller shall not indemnify Purchaser from and against any liability that arises due to a breach or default of Purchaser with respect to the Assigned Provisions.
          (b) Purchaser hereby agrees to defend, indemnify and hold Seller harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses and fees (including, but not limited to, reasonable attorney’s fees actually incurred) of whatever kind or nature incurred or suffered by Seller as a result of or arising out of Purchaser’s failure to perform any and all of Purchaser’s obligations required under the Assigned Provisions of the Timber Agreements (i) to the extent such Assigned Provisions of the Timber Agreements affect the Property conveyed to Purchaser, and (ii) accrue on or after the date hereof.
     5. Cooperation. Seller shall remain liable for all obligations of the landowner (i) under the Timber Agreements, but only to the extent such obligations relate to and encumber real property retained by Seller as of the date of this Instrument, and (ii) pursuant to the Excluded Provisions. Seller and Purchaser shall reasonably cooperate, upon the request of either party, to determine whether an obligation under the Timber Agreements is an obligation of Seller or of Purchaser, and shall allocate responsibility for such obligation accordingly. If a dispute arises
Exhibit E-1 Page 2 of 4

pursuant to the terms of this Instrument, then either of Seller or Purchaser shall have the right to invoke the procedures of this Paragraph 5 by delivering written notice to the other Party. Seller and Purchaser each shall appoint an independent forestry consultant within ten (10) days following the receipt of such notice, each of which may be a consultant previously engaged by the appointing Party, and such two consultants will in turn select a third independent forestry consultant within five (5) days to act with them in a panel to resolve the dispute. A majority of the panel of consultants will reach a binding decision within thirty (30) days following the selection of the third consultant, and the decision of the panel of consultants will be final. Seller and Purchaser will each bear the cost of its respective consultant and one-half (1/2) of the cost of the third consultant, if applicable.
     6. Successors and Assigns. This Instrument shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns. No provision of this Instrument is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.
     7. Governing Law. This Instrument shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to any of the conflict of law rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction to this Instrument.
     8. Amendment and Waiver. This Instrument may not be amended or modified in any manner other than by an agreement in writing signed by the parties hereto or their respective successors or permitted assigns. No waiver under this Instrument shall be valid or binding unless set forth in a writing duly executed and delivered by the party against whom enforcement of such waiver is sought. Neither the waiver by any of the parties of a breach or default under any of the provisions of this Instrument, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Instrument or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.
     9. Counterparts. This Instrument may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
Exhibit E-1 Page 3 of 4

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Instrument as of the date first above written.

FORESTAR (USA) REAL ESTATE GROUP INC.
By:
Name:
Title:

PLUM CREEK TIMBERLANDS, L.P.
By:
Name:
Title:

Exhibit E-1 Page 4 of 4

Exhibit F
Permitted Encumbrances
     1. Liens for taxes, assessments and other governmental charges which are not yet due and payable as of the Closing, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Property by any governmental authority, including any additional or supplemental taxes that may result from a reassessment of the Property, and any potential rollback or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law;
     2. All current or future land use (including environmental and wetlands), building and zoning laws, development standards, regulations, codes and ordinances affecting the Property;
     Any rights of the United States of America, the State in which the Property is located or others in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting the Property, including, without limitation, the following:
     (a) the rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
     (b) the right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
     (c) any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and
     (d) any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
     Title to that portion of the Property, if any, lying below the mean high water mark of abutting tidal waters;
     All road, access or utility easements, rights-of-way, licenses and other such similar encumbrances apparent or of record;
     All existing public and private roads and streets and all railroad and utility lines, pipelines, service lines and facilities (whether owned in fee or by easement) on, under, above or across the Property;
     All encroachments, overlaps, boundary line disputes, shortages in area, persons in possession, cemeteries and burial grounds and other matters not of record, and not evidenced by
Exhibit F 1 of 2

a written agreement to which Seller is a party, which would be disclosed by a current accurate survey of the Property;
     Prior reservations or conveyances of mineral rights or mineral leases of every kind and character;
     Any restriction on the use of the Property due to environmental laws;
     The Reserved Mineral Interests and Rights;
     All matters of record other than those that Seller has agreed to cure or is obligated to cure pursuant to the terms of this Agreement (provided that, for purposes of Section 5 only, Purchaser shall have the right to object to any matter of record reflected in the Title Commitments other than items otherwise constituting Permitted Encumbrances under this Exhibit F);
     Rights of others under the Contracts affecting the Property to be assumed by Purchaser pursuant to the terms of this Agreement, provided that the Contracts that are not of public record shall not be an encumbrance on the Deeds to be recorded at the Closing;
     Any loss or claim due to lack of access to any portion of the Property;
     Any condemnation in respect of the Property arising on or after the Effective Date; and
     Rights of others under any of the Timber Cutting Agreements affecting the Property as of the Closing, subject to the terms of this Agreement, provided that the Timber Cutting Agreements that are not of public record shall not be an encumbrance on the Deeds to be recorded at the Closing.
Exhibit F 2 of 2

Exhibit G
Title Commitments

1.	Title commitment issued by First American Title Insurance Company dated May 28, 2011 for Banks County, Georgia being File No. NCS-489597-BA-ATL.
2.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Carroll County, Georgia being File No. NCS-489597-CA.
3.	Title commitment issued by First American Title Insurance Company dated May 5, 2011 for Chattooga County, Georgia being File No. NCS-489597-CH-ATL.
4.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Cherokee County, Alabama being File No. NCS-489597-CHE-ATL.
5.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Cleburne County, Alabama being File No. NCS-489597-CL-ATL.
6.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Coweta County, Georgia being File No. NCS-489597-CO-ATL.
7.	Title commitment issued by First American Title Insurance Company dated May 28, 2011 for Elbert County, Georgia being File No. NCS-489597-EL-ATL.
8.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Floyd County, Georgia being File No. NCS-489597-FL.
9.	Title commitment issued by First American Title Insurance Company dated May 17, 2011 for Franklin County, Georgia being File No. NCS-489597-FR-ATL.
10.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Gordon County, Georgia being File No. NCS-489597-GO-ATL.
11.	Title commitment issued by First American Title Insurance Company dated May 28, 2011 for Hall County, Georgia being File No. NCS-489597-HA-ATL.
12.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Haralson County, Georgia being File No. NCS-489597-HAR-ATL.
13.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Hart County, Georgia being File No. NCS-489597-HT-ATL.
14.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Heard County, Georgia being File No. NCS-489597-HE-ATL.
15.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Madison County, Georgia being File No. NCS-489597-MA-ATL.
16.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Murray County, Georgia being File No. NCS-489597-MU-ATL.
17.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Polk County, Georgia being File No. NCS-489597-PO-ATL.
18.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Randolph County, Alabama being File No. NCS-489597-RA-ATL.
19.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Stephens County, Georgia being File No. NCS-489597-ST-ATL.
20.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Troup County, Georgia being File No. NCS-489597-TR-ATL.
21.	Title commitment issued by First American Title Insurance Company dated May 15, 2011 for Walker County, Georgia being File No. NCS-489597-WA-ATL.
Exhibit G Page 1 of 1

Exhibit H
Intentionally Deleted
Exhibit H Page 1 of 1

Exhibit I
Timber Cutting Agreements and Timber Cutting Tracts
Timber Cutting Agreements
1.	Timber Sale and Purchase Agreement dated December 1, 2007 by and between TIN, Inc. and Forestar (USA) Real Estate Group Inc.; provided, that Purchaser shall assume only those portions thereof specifically identified and agreed upon in writing.

2.	Timber Rights Contract (2011) dated January 1, 2011 by and between TIN, Inc. and Forestar (USA) Real Estate Group Inc. (the “Rights Contract”), as amended by that certain First Amendment to Timber Rights Contract (2011) dated January 20, 2011, as further amended by the certain Second Amendment to Timber Rights Contract (2011) dated march 31, 2011, and as further amended by that certain Third Amendment to Timber Rights Contract (2011) dated June 7, 2011; provided, that Purchaser shall assume only those portions thereof specifically identified and agreed upon in writing.

3.	Per Unit Salvage Timber Contract dated May 19, 2011 by and between Forestar (USA) Real Estate Group Inc. and Daniel Dunagan Inc. (the “Salvage Contract”).
Timber Cutting Tracts
Rights Contract

Designation	Comp-Stand	State-County
5-10002-013-1-2011	10002-014	AL-Cherokee
5-10024-024-1-2011	10024-018	GA-Chattooga
5-10030-024-1-2011	10030-018	AL-Cherokee
5-10036-013-1-2011	10036-013	GA-Chattooga
5-10080-053-1-2011	10080-053	AL-Cherokee
5-10094-035-1-2011	10094-014/018	AL-Cherokee
5-10553-023-1-2011	10553-023/021/024/018	AL-Cherokee
5-10593-013-1-2011	10593-013/018	AL-Cherokee
5-11001-034-1-2011	11001-034	AL-Cherokee
	11022-024	GA-Polk
5-11028-013-1-2011	11028-013	GA-Polk
1-11049-013-1-2011	11049-013/018	GA-Polk
5-11056-013-1-2011	11056-013	GA-Polk
1-11096-014-1-2011	11096-014/018	GA-Haralson
5-11098-034-1-2011	11098-034/038	GA-Haralson
5-11099-013-1-2011	11099-013/014/018/505	GA-Haralson
5-11100-025-1-2011	11100-018/024/025/028	GA-Haralson
1-11103-013-1-2009	11103-013	GA-Haralson
Exhibit I Page 1 of 2

Designation	Comp-Stand	State-County
1-11117-014-1-2011	11117-014/018	GA-Haralson
5-11181-013-1-2011	11181-013/018	GA-Haralson
5-11184-014-1-2011	11184-013/014/018	AL-Cleburne
5-11202-014-1-2011	11202-013/014	GA-Polk
1-11284-013-1-2011	11284-013/018	GA-Haralson
5-12144-014-1-2011	12144-014/015/018	AL-Cleburne
5-12197-023-1-2011	12197-014/023	AL-Cleburne
5-12702-013-1-2011	12702-013/014/015/018	GA-Haralson
5-13101-014-1-2011	13101-014/015/018	GA-Heard
5-13102-014-1-2011	13102-013	GA-Heard
5-13127-014-1-2011	13127-014/028	AL-Randolph
5-13183-013-1-2011	13183-013/016	AL-Randolph
5-13184-014-1-2011	13184-014/015/018	AL-Randolph
	14048-014	GA-Gordon
	14073-023	GA-Gordon
1-15001-013-1-2009	15001-013/018	GA-Banks
Salvage Contract

Comp/stand	State-County
11001-013	AL-Cherokee
11001-014	AL-Cherokee
11001-018	AL-Cherokee
Exhibit I Page 2 of 2

Exhibit J
Definitions Related to the Reserved Mineral Interests and Rights
     The terms below, as used in this Agreement, shall have the following meanings:
     (a) “Drilling and Other Operations” means:
          (i) all surface and subsurface operations for the purposes of exploring (including seismic surveys or other geophysical operations), drilling, mining, developing, producing, storing, removing, treating, transporting and owning oil, gas and other liquid or gaseous hydrocarbons;
          (ii) all surface and subsurface operations for the purposes of exploring (including seismic surveys or other geophysical operations), drilling for, mining by underground shafts, tunnels, in situ or solution, gasification or other similar methods, developing, producing, storing, removing, treating, transporting and owning any other Minerals not described in clause (i) of this definition;
          (iii) all subsurface operations for the purposes of disposing of water (including salt water) or waste which is not considered a Hazardous Substance in underground structures or formations (including salt domes and depleted reservoirs) and the temporary surface storage of water in connection with the operations described in the other subsections of this definition;
          (iv) all surface and subsurface operations for the purposes of using injected water, chemicals and other fluids or substances for the recovery of Minerals; and
          (v) all references to drilling or mining or other operations in this definition include those methods and means now used and those hereafter developed and used in operations for the purposes of exploring, drilling for, mining, developing, producing, storing, removing, treating, transporting and owning Minerals, other than Strip Mining Operations.
The term “Drilling and Other Operations” shall not include Strip Mining Operations.
     (b) “Executive Rights” means all rights to exercise or to grant rights to exercise the Rights Incident to Development of Minerals, including but not limited to rights to execute, approve or grant each of the following related to Mineral exploration, development or production: leases, pooling agreements, unit declarations and related agreements, division orders, stipulations of interests, communitization agreements, farmouts, farmins, options, orders, spacing agreements, operating agreements and all other agreements, and the right to receive bonus, delay rentals and any other payments provided for or paid under any lease of Minerals or any other grant of Rights Incident to Development of Minerals.
     (c) “Mineral” or “Minerals” means any of the following in, on or under the Timberlands:
Exhibit J Page 1 of 4

          (i) oil, gas and all other liquid or gaseous hydrocarbons, and their constitute parts, including condensate, casinghead gas, distillate and natural gas liquids;
          (ii) methane gas;
          (iii) uranium, thorium and other fissionable materials;
          (iv) coal and lignite, including coal bed methane and coal seam gas;
          (v) geothermal energy resources (including hydropressured reservoirs, geopressured reservoirs, steam and other gases, hot water, hot brine, heat, natural gas dissolved in ground water and associated energy found in ground water);
          (vi) oil sands and shales; and
          (vii) byproducts from Mineral production or processing.
The term “Minerals” shall not include sand, gravel, kaolin, bauxite or aggregates located in, on or under the Timberlands, other than such sand, gravel or aggregates as may be produced as a byproduct of Mineral production.
     (d) “Mineral Rights” means any:
          (i) royalty, overriding royalty, advance royalty, minimum royalty, shut-in royalty, production payments of any other kind and character related to Mineral production, rights to take Mineral production in kind, net profits interests of any kind or character in Minerals and any other contractual rights of a grantor or lessor under any lease of Minerals or other grant of a contractual or property interest in Minerals;
          (ii) reversionary rights or interests in Minerals and all rights of reentry to estates in Minerals;
          (iii) preferential rights to acquire (A) Minerals, (B) any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights or (C) leases on Minerals, in federal or state lands, to the extent such reservation is permitted by applicable law;
          (iv) all royalties and other payments related to the leasing or production of Minerals owned by the United States of America or any State that have been granted to the owner of the surface estate in the Timberlands as of the date of conveyance of the Timberlands to Purchaser, under any federal or state law;
          (v) any other economic or contractual rights, options or interests in and to (A) any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights, (B) Minerals, (C) any partnership or venture interest in Minerals or (D) the exploration, development or production of Minerals; and
          (vi) any other right or interest pertaining to the Minerals or any of the rights enumerated in clauses (i) through (vi) of this definition of Mineral Rights existing at the date of
Exhibit J Page 2 of 4

the conveyance of the Timberlands to Purchaser, and owned or held by Seller.
     (e) “Reserved Mineral Interests and Rights” has the meaning set forth in Section 10.
     (f) “Reserved Mineral Records” means any and all books, records, files, data (including seismic data and related information), analyses or other information, whether documentary or otherwise, maintained by Seller or any affiliate of Seller relating to Minerals, Mineral Rights, or Rights Incident to Development of Minerals.
     (g) “Rights Incident to Development of Minerals” means:
          (i) all easements, servitudes, rights of entry, rights of way, licenses, permits and other surface rights, powers, benefits and privileges, expressed or implied in law or in fact, for exploration, drilling or otherwise developing and completing wells or other means of production of any Minerals, reworking wells or other means of production of any Minerals, producing, removing, marketing or transporting Minerals, including the right to construct drill sites and roads to the drill sites and to extend utility, gathering lines, flow lines and pipelines to the drill sites and to locate on the drill sites the equipment and improvements reasonably necessary to drill wells (using any technique including directional or horizontal drilling), to complete wells, to produce wells, to treat, repair, reenter and rework wells and to separate, treat, compress, process, store, remove, own, claim, sell, and transport production from wells;
          (ii) the right to conduct Drilling and Other Operations in, on and under the Timberlands;
          (iii) the right to conduct operations for reservoir stimulation and improved recovery techniques for the recovery and production of Minerals, including but not limited to water flooding, immiscible gas injection, miscible gas injection, chemical flooding and thermal recovery, the disposal of water (including saltwater) produced or recovered in such operations and the use of so much of water from the Timberlands as may be needed for such operations, subject to not materially inferring with the use of potable groundwater for ordinary domestic uses or the ordinary use of water for livestock, agriculture or timber growing and harvesting activities;
          (iv) the right to reenter and use all abandoned drill holes and wells on the Timberlands and all of Seller’s right, title and interest in fixtures, wells, equipment and personal property of any kind located now or in the future on the Timberlands and used solely in connection with Drilling and Other Operations;
          (v) the right to use all subsurface structures and depleted reservoirs for storage of substances or for disposal of water (including saltwater) or of waste;
          (vi) the right to use or salvage all surface and subsurface equipment, facilities or improvement abandoned on, in or under the Timberlands by owners or producers of Minerals (including utility lines, gathering lines, flow lines, pipelines and roads);
          (vii) the right to retain and possess all Reserved Minerals Records;
Exhibit J Page 3 of 4

          (viii) any claims, causes of action, choses in action, counterclaims, cross-claims or affirmative defenses to the extent attributable to the ownership and use of the Minerals, Mineral Rights or Rights Incident to Development of Minerals described in other subsections of this definition;
          (ix) all other rights, powers, benefits or privileges incident or appurtenant to the ownership of Minerals and Mineral Rights under applicable law; and
          (x) the free use and exercise of the rights and interests described in clauses (i) through (ix) above.
     (h) “Royalty” or “royalty” means a non-possessory, cost-free fractional or percentage interest in Minerals as and when produced.
     (i) “Strip Mining Operations” means activities conducted on the surface of the Timberlands to explore for, develop, produce, treat, process, transport, market and deliver coal, lignite, iron, uranium, other metals and other commercially valuable substances in solid form such as contour, strip, auger, mountaintop removal, box cut and open pit mining, quarrying, placer mining, dredging and heap leach, including reclamation, if any, in support of or incident to such operations and the construction, maintenance and replacement of surface and groundwater control or detention structures or facilities and other environmental controls or monitoring facilities, storage and disposal areas, and other monitoring and reclamation activities as may be required by law, permit or contract to conduct such operations.
Exhibit J Page 4 of 4

Exhibit L
Form of Mitigation Option Agreement
OPTION AND MITIGATION AGREEMENT
     THIS OPTION AND MITIGATION AGREEMENT (this “Agreement”) is made as of the __ day of ___, 2011 (the “Effective Date”), by and between FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation (“Forestar”) and PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (“Plum Creek”, each of Forestar and Plum Creek being a “Party” and collectively, the “Parties”).
STATEMENT OF BACKGROUND
     WHEREAS, Forestar and Plum Creek are parties to that certain Purchase and Sale Agreement dated __________, 2011 (the “PSA”).
     WHEREAS, pursuant to the terms of the PSA, Forestar sold certain Alabama and Georgia timberlands (the “PSA Property”) to Plum Creek as such PSA Property is more particularly described in the PSA.
     WHEREAS, pursuant to the PSA, Plum Creek agreed to grant to Forestar an option to acquire an easement and appurtenant mitigation rights to Compartments 10023, 10024, 11103, 11172, and 14023 of the PSA Property, each such Compartment being hereinafter referred to as a “Mitigation Property” and all such Compartments being collectively referred to as the “Mitigation Properties”, and being more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference. For purposes of this Agreement, the term “Balance Property” shall be used to describe that portion of the PSA Property not included in the Mitigation Properties.
     WHEREAS, under the federal Clean Water Act, the United States Army Corps of Engineers (the “Corps”) is authorized to issue permits allowing certain adverse impacts to wetlands, streams and other aquatic resources. In issuing such permits, the Corps may require the permittee to purchase certain “mitigation credits” to offset such adverse impacts. Such credits are sold to the permittee by parties that have created “mitigation banks” under programs established by the Corps to mitigate previously degraded aquatic resources. Certain portions of the Mitigation Property may hold additional value if conserved as part of one or more such mitigation bank programs.
     WHEREAS, subject to the terms and conditions of this Agreement, Forestar shall have the right to take all actions with respect to enroll any portion of the Mitigation Property in any such mitigation bank program under the federal Clean Water Act or any successor statute or similar federal or state law allowing the imposition of perpetual restrictions (the “Restrictive Covenant”) on real property in exchange for credits, as such laws may be adopted, enacted or amended from time to time (all actions and all portions of the Mitigation Property related to each such participation being a “Mitigation Project”), which authorized actions shall include, without limitation, planning, developing, constructing, maintaining, operating, reporting, enrolling, deriving benefits from, imposing recorded and unrecorded restrictions on, conveying conservation or other easements with respect to, and otherwise managing, the Mitigation Projects
Exhibit L Page 1 of 15

(such activities are hereinafter collectively referred to as the “Mitigation Activities”); all such actions to be conducted in compliance with all the terms and conditions contained herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of $10.00 in hand paid by Forestar to Plum Creek, the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Forestar and Plum Creek, intending to be legally bound, hereby agree as follows:
1.	Recitals. The recital paragraphs as set forth herein above are true and correct and incorporated herein by this reference.

2.	Definitions.
a.	The term “Affiliate” when used with respect to a specified Person means a Person that (i) is a shareholder, partner, member, trustee, beneficiary, director, manager or officer of such specified Person or of any Person specified in clause (ii) hereof, or (ii) directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, the term “control” (and any derivative thereof) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
b.	The term “Allocable Share” shall mean with respect to each Mitigation Project the percentage of each Party’s Reimbursement towards the payment of the Project Costs for such Mitigation Project in relation to the total Project Costs for such Mitigation Project.
c.	The term “Commission” shall mean a fee equal to five percent (5%) of the gross proceeds received by Forestar upon the sale of Mitigation Credits which shall be due and payable to Forestar upon each such sale to reimburse Forestar for its overhead expenses incurred in establishing and maintaining each Mitigation Project.
d.	The term “Deed Restriction Fee” shall mean a sum equal to Five Hundred and No/100 Dollars ($500.00) per acre for each acre of Project Property. Partial acres shall be prorated. The Deed Restriction Fee is a blended number that takes into consideration the fact that the majority of the Project Property will be located within the SMZ zones of the Mitigation Property. To the extent that the number of Pine Acres included in one or more Project Properties within a Mitigation Property cumulatively exceed the Pine Threshold, then, in addition to the Deed Restriction Fee set forth herein above, Forestar shall pay to Plum Creek an amount equal to one hundred and fifty percent (150%) of the net present value of the pine growth encumbered in excess of the Pine Threshold.
e.	The term “Default” shall mean the failure of a party to comply with the terms and conditions of this Agreement, which failure is not cured within thirty (30) days after
Exhibit L Page 2 of 15

the receipt of written notice, or to the extent that such failure cannot reasonably be cured with said thirty (30) day period, the failure of the Party to commence curing said failure within said thirty (30) day period and thereafter diligently pursue such cure until completion, provided that the period to cure any failure shall not exceed sixty (60) days.
f.	The term “Mitigation Obligations” shall be interpreted broadly and shall include any and all obligations, promises, duties, requirements, or commitments, both affirmative and negative, now or in the future, made to or required by the Corps or any third party upon Forestar as a condition or requirement to complete a Mitigation Project or with respect to the issuance of one or more Mitigation Credits or any other Project Benefit.
g.	The term “Person” means any individual, corporation, partnership, (both general and limited), limited liability company, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.
h.	The term “Pine Acres” shall mean that portion of a Mitigation Property upon which pine trees are being commercially grown.
i.	The term “Pine Threshold” shall mean five percent (5%) of the Pine Acres contained within each Mitigation Property.
j.	The term “Proceeds” shall mean any compensation received from the sale of Mitigation Credits.
k.	The term “Project Benefits” with respect to a Mitigation Project shall include only (a) the credits derived from the enrollment or participation of such Mitigation Project in any mitigation bank program under the federal Clean Water Act or any successor statute or similar federal or state law allowing the imposition of restrictions on real property in exchange for credits (the “Mitigation Credits”), as such laws may be adopted, enacted or amended from time to time, and (b) all proceeds derived from the sale of Mitigation Credits.
l.	The term “Project Costs” with respect to each Mitigation Project shall include all costs incurred in the planning, construction, maintenance and operation, repair and restoration of such Mitigation Project and the enrollment and participation of such Mitigation Project in any mitigation bank program, including, without limitation, (i) the Deed Restriction Fee, (ii) the costs of consultants, engineers, contractors, attorneys or other parties engaged in the planning, construction, maintenance or operation of such Mitigation Project, (iii) the costs of the preparation of all required reports and documentation with respect to such Mitigation Project, (iv) all application fees and the cost of obtaining any required governmental or third-party approvals, (v) all costs associated with the establishment and recording of any Restrictive Covenant or other agreement encumbering the portion of the Mitigation Property included in such Mitigation Project, (v) any rollback taxes or penalties that maybe assessed
Exhibit L Page 3 of 15

pursuant to the Georgia Forest land Protection Act of 2008 (the “FLPA”) resulting from the act of recording the Restrictive Covenant, (vi) the Commissions; and (vi) the costs of road maintenance and new road construction, if necessary, as may be required to access the Mitigation Property.
m.	The term “Project Property” shall mean that portion of the Mitigation Property encumbered by a Restrictive Covenant pursuant to a Mitigation Project, not to exceed 1,030 acres in the aggregate.
n.	The term “Reimbursements” shall mean the respective contributions towards the payment of Project Costs for each Mitigation Project that Forestar and Plum Creek have made or deemed to have made as provided herein.
3.	Grant of Option. Subject to the terms of this Agreement, Plum Creek hereby grants to Forestar, its successors and assigns, the exclusive option to acquire an easement and rights to conduct Mitigation Activities on the Mitigation Properties.

4.	Option Term. The option granted hereby shall commence on the Effective Date hereof and continue for a period of five (5) years, unless sooner terminated as provided herein or extended by written agreement of the Parties (the “Option Term”).

5.	Access to Mitigation Property.
a.	During the Option Term, Forestar and its agents, employees and independent contractors shall have the right, privilege and license to enter upon the Mitigation Property to inspect, examine, survey and make test borings, soil bearing tests, timber cruises, and other engineering tests or surveys which it may deem necessary or advisable; provided, however, that Forestar shall provide five (5) days notice to Plum Creek prior to entering the Mitigation Property; and provided, further that Forestar shall obtain the written consent of Plum Creek prior to conducting any core sampling, test borings or other invasive testing. Forestar agrees to use existing roads located upon the Mitigation Property, whenever reasonably possible, and shall repair any damage caused to such roads pursuant to the exercise of the rights granted herein, such repairs to be made to a standard not less than that which existed when such use commenced and in compliance with Best Management Practices of the State of Georgia (“BMPs) and the Sustainable Forestry Initiative of SFI, Inc. (“SFI”). In the event new roads or road spurs must be constructed in order to access a portion of the Mitigation Property, Forestar must first notify Plum Creek which notice must include a map showing the location of the proposed road and the construction plans for such road. Any roads must be constructed pursuant to BMPs and SFI. Forestar must pay to Plum Creek the net present value of any timber damaged or removed from property owned by Plum Creek as the result of any new road construction or maintenance of existing roads. Forestar and the contractors, representatives and agents of Forestar who enter upon the Property shall maintain commercial general liability insurance, naming Plum Creek as an additional insured, in an amount not less than $2,000,000 and, prior to any such entry upon the Mitigation Property, shall provide Plum Creek
Exhibit L Page 4 of 15

with written evidence of such insurance. Forestar shall hold Plum Creek harmless and indemnify, and, at Forestar’s expense, defend Plum Creek and Plum Creek’s agents, employees, officers, directors, partners, successors and assigns from any cost, expense, claim or liability, including reasonable attorneys’ fees and expenses, which may arise in any manner from said inspections, examinations and tests but which are not caused by the gross negligence or willful misconduct of Plum Creek or Plum Creek’s agents, servants, employees, consultants, officers and directors. This indemnity shall survive termination of this Agreement.
b.	Following expiration of the Election Period as described in Section 7.a. below and payment of the Deed Restriction Fee, if any is due, and provided that Forestar is not in Default of this Agreement, Forestar shall have a temporary easement (the “Temporary Easement”) for ingress and egress over, along and across the Project Property and the existing roads (and new roads and road spurs approved by Plum Creek in accordance with Section 5.a. above) located upon the Mitigation Property to the applicable Project Property and for the purposes of completing Mitigation Activities, including, but not limited to, constructing, operating, repairing, maintaining, altering, reporting, reconstructing and/or inspecting the Project Property. The Temporary Easement applicable to each Project Property shall automatically terminate at the time that all Mitigation Activities related to such Project Property are complete. Plum Creek agrees to execute a recordable Temporary Easement agreement, in form and substance reasonably acceptable to Plum Creek, to provide notice in the real estate records of the county or counties in which each Project Property is located of the Temporary Easement rights granted pursuant to this Paragraph. Forestar agrees to execute a recordable Termination of Temporary Easement to provide notice in the real estate records that such Temporary Easement has been terminated.
6.	Exercise of Option. At any time, and from time to time during the Option Term, and provided that Forestar is not in Default of this Agreement, Forestar may deliver written notice to Plum Creek of its exercise of the Option with respect to any portion of the Mitigation Properties (each such notice being hereinafter referred to as a “Mitigation Project Notice”). Notwithstanding anything contained herein to the contrary, Forestar may provide more than one Mitigation Project Notice with respect to any Mitigation Property. Each Mitigation Project Notice shall constitute exercise of the Option and shall include, with reasonable specificity, a scope of the Mitigation Activities to be conducted, a survey of the Project Property, the amount of Pine Acres included within the Project Property, a draft of the proposed easement in favor of Forestar, if any, that will allow Forestar to place the Restrictive Covenant on the Project Property; a draft of the proposed Restrictive Covenant for the Mitigation Project, the estimated Project Costs and Project Benefits of the Mitigation Project and the projected timeline for activities on the Mitigation Property with respect to the Mitigation Project; provided, however, such estimated Project Costs, Project Benefits and projected timeline shall serve as estimates only, and shall under no circumstances constitute a representation or warranty of any kind by, or otherwise bind Forestar with respect to the costs, profitability or timely completion of any Mitigation Project. Plum Creek shall have twenty (20) days following its receipt of each Mitigation Project Notice to object to any matter contained within the Mitigation Project Notice (“Plum Creek’s Objection”). In the
Exhibit L Page 5 of 15

event the Parties are unable to resolve the objectional matter or matters to each party’s sole discretion within twenty (20) days of Forestar’s receipt of Plum Creek’s Objection, the provisions of Section 21.i. hereof shall apply. Any material change or addition to the information contained in the Mitigation Project Notice shall require Forestar to deliver a new Mitigation Project Notice to Plum Creek; provided, however, that no such notice shall be required to the extent that Plum Creek has approved any such material change or addition.
7.	Election by Plum Creek.
a.	Plum Creek shall have a period of twenty (20) days following its receipt of each Mitigation Project Notice, or, if Plum Creek objects pursuant to Paragraph 6 above, twenty (20) days from the date such objection is resolved (the “Election Period”) to deliver written notice to Forestar of Plum Creek’s election to either (a) decline to participate in such Mitigation Project, (b) participate in such Mitigation Project to the extent of the Deed Restriction Fee, or (c) participate in such Mitigation Project on an equal financial basis with Forestar. Failure by Plum Creek to deliver written notice of its election within such time period shall be deemed an election of clause (a). Any actual or deemed election of the foregoing clause (a) shall constitute a waiver of any present or future right of Plum Creek to participate in such Mitigation Project.
b.	If Plum Creek declines to participate in any Mitigation Project (or is deemed to have so declined), then Forestar shall be responsible for all Mitigation Activities, Project Costs, and Mitigation Obligations and shall receive all Project Benefits with respect to such Mitigation Project. If Plum Creek elects to participate in a Mitigation Project only to the extent of the Deed Restriction Fee, then (i) Forestar shall be responsible for all Mitigation Activities, Mitigation Obligations and the Project Costs, less the Deed Restriction Fee (which Deed Restriction Fee shall be Plum Creek’s sole Reimbursement for purposes of determining its Allocable Share with respect to such Mitigation Project), and (ii) proceeds from such Mitigation Project shall be paid to the Parties in accordance with Paragraph 9(b) herein. If Plum Creek elects to participate in a Mitigation Project on an equal basis with Forestar, then (x) Forestar shall retain all Mitigation Obligations, but (y) each of Plum Creek and Forestar shall be responsible for fifty percent (50%) of the Project Costs (Plum Creek being deemed to have made a Reimbursement towards the Project Costs equal to the amount of the Deed Restriction Fee), and (z) proceeds from such Mitigation Project shall be paid to the Parties in accordance with Paragraph 9(b) herein.
c.	Plum Creek shall only be responsible for those Mitigation Obligations which it expressly assumes in writing. Plum Creek shall have no responsibility to perform any Mitigation Activities.
8.	Payment of Deed Restriction Fee. Each Deed Restriction Fee shall be due and payable to Plum Creek within seventy (70) days following the expiration of the Election Period; provided, however, that no Mitigation Activities to be conducted on the Property may commence and no Restrictive Covenant may be recorded until Plum Creek’s Objection, if any, has been resolved as provided herein and such Deed Restriction Fee is paid.
Exhibit L Page 6 of 15

Notwithstanding the foregoing, if Plum Creek elects to participate in any Mitigation Project, the Deed Restriction Fee applicable to such Mitigation Project shall not be paid by Forestar to Plum Creek, but rather shall be considered to be a Project Cost with respect to such Mitigation Project paid for as a Reimbursement by Plum Creek.
9.	Accounts; Payments
a.	Accounts. Separate accounts (each, an “Account”) shall be established and maintained by Forestar for Forestar and Plum Creek as to each Mitigation Project, setting forth each Party’s Reimbursements towards the payment of Project Costs for such Mitigation Project. Neither Party shall receive interest on its Accounts nor shall either Party have any right to the return or distribution of its Accounts except to the extent specifically provided in this Agreement. The Accounts of Forestar and Plum Creek shall be credited with Reimbursements, if any, made with respect to each Mitigation Project and shall be charged with distributions made with respect of such Mitigation Project. Neither Forestar nor Plum Creek shall have the right to withdraw or reduce its investment or to receive any return thereon or on any portion thereof except as may result by virtue of distributions expressly provided for in this Agreement.
b.	Payments. Following (i) the establishment of a reserve account for each Mitigation Project in an amount reasonably determined by Forestar to cover the estimated reporting and maintenance cost of the Mitigation Projects, (ii) the payment of an outstanding Project Costs for which Reimbursements have not been made by the Parties, (iii) the payment of any transactions costs involved in the sale of Mitigation Credits, including, but not limited to, the payment of the applicable Commission, and (iv) the payment of any sums owed to Forestar pursuant to Paragraph 18 herein, Forestar shall periodically pay to Plum Creek and Forestar, in accordance with their respective Allocable Share, any proceeds from Mitigation Projects (provided that, with respect to any Mitigation Project in which Plum Creek has elected to participate only to the extent of the Deed Restriction Fee, each payment to Plum Creek shall be calculated such that the aggregate payments to Plum Creek with respect to such Mitigation Project, including such payment, equal Plum Creek’s Allocable Share of the aggregate proceeds of such Mitigation Project as of the date of such payment).
10.	Reports and Records.
a.	Reports. With respect to any Mitigation Project in which Plum Creek has elected to participate, within forty-five (45) days following the delivery of a written request by Plum Creek to Forestar, but in no case more frequently than annually, Forestar shall prepare a written report regarding each Mitigation Project included in the written request of Plum Creek, which report shall: (i) describe the status of the development of such Mitigation Project, including a description of the work done to date, approvals obtained, credits applied for and credits sold; and (ii) contain a detailed report of the Project Costs and Project Benefits actually incurred or received to date with respect to such Mitigation Project.
Exhibit L Page 7 of 15

b.	Records. Forestar shall maintain accurate and detailed records of the planning, construction, operation and management of the Mitigation Projects as are required for it to perform its services under applicable law. Plum Creek shall have the right to inspect, during regular business hours and upon reasonable prior notice, and copy any or all of the books and records of Forestar with respect to the Mitigation Projects.
11.	Abandonment of Mitigation Project. Forestar shall have the right, in its sole discretion, to abandon, terminate or otherwise discontinue the pursuit of any Mitigation Project at any time by delivering written notice of same to Plum Creek (an “Abandonment Notice”); provided, however, Forestar shall not have the right to abandon a Mitigation Project without the written consent of Plum Creek if (i) a Restrictive Covenant has been placed of record; or (ii) Forestar has conducted physical construction on the Mitigation Property. If such Abandonment Notice is delivered before the recording of the Restrictive Covenant, Forestar shall have no obligation to pay such Deed Restriction Fee, and Plum Creek shall promptly refund any such Deed Restriction Fee previously paid to Plum Creek with respect to the Mitigation Project so abandoned. If such Abandonment Notice is delivered after the recording of the Restrictive Covenant, Plum Creek shall have no obligation to refund any Deed Restriction Fee. Any such abandonment shall not relieve Forestar from any Mitigation Obligations.

12.	Use of Mitigation Property. Subject to the terms of Paragraph 20 herein, nothing contained in this Agreement shall restrict or otherwise limit Plum Creek’s full and unfettered use of the Mitigation Property prior to the Plum Creek’s receipt of a Mitigation Project Notice. Following receipt of a Mitigation Project Notice, Plum Creek shall not use any portion of the Project Property described in such Mitigation Project Notice for any purpose other than (i) the Mitigation Project, or (ii) a use consistent with the Restrictive Covenants until such time as Plum Creek receives an Abandonment Notice with respect to such Project Property.

13.	Balance Property. Except as specifically set forth in Section 5 herein, Forestar agrees that this Agreement confers no rights or interest in the Balance Property for the benefit of Forestar. Nothing contained herein is intended to impair Plum Creek’s use, management or enjoyment of the Balance Property for any purpose.

14.	Timber Cut from Project Property. To the extent that any timber is cut or removed from a Project Property as part of a Mitigation Project, Forestar shall promptly pay to Plum Creek the net present value for such timber removed, less any and all applicable taxes.

15.	Sale of Mitigation Property. To the extent that Plum Creek sells, exchanges or transfers all or any portion of the Mitigation Property to any Person other than an Affiliate (such sale being hereinafter referred to as a “Property Sale”) at any time during the Option Term prior to Plum Creek’s receipt of a Mitigation Project Notice with respect to the portion of the Mitigation Property included within such Property Sale, then the Mitigation Property sold pursuant to such Property Sale shall, at the option of Plum Creek (provided that any assignment of this Agreement shall be subject to Paragraph 21(b)), be free and clear of the terms and conditions of this Agreement. Plum Creek shall provide written notice to Forestar of its intent to sell, transfer or exchange any portion of a Mitigation Property and Forestar shall be restricted from providing any Mitigation Project Notice with respect to all or any portion of Mitigation Property until the earlier of (i) ninety (90) days following receipt of
Exhibit L Page 8 of 15

Plum Creek’s notice; or (ii) the consummation of the sale of the property. Upon notice by Plum Creek that a sale has been consummated, this Agreement shall terminate as to that portion of a Mitigation Property so sold. Upon the written request of Plum Creek, Forestar shall execute such documentation as may reasonably be requested by Plum Creek to acknowledge the terms of this Paragraph with respect to such Property Sale. To the extent that Plum Creek completes a Property Sale at any time during the Option Term after Plum Creek’s receipt of a Mitigation Project Notice with respect to the portion of the Mitigation Property included within such Property Sale, then the Mitigation Property sold pursuant to such Property Sale shall be subject to the terms and conditions of this Agreement (provided that any assignment of this Agreement shall be subject to Paragraph 21(b)).
16.	Delineation of Boundaries of Project Property. As part of each Mitigation Project, Forestar shall cause the boundaries of the Project Property to be delineated through the use of signs installed approximately every two hundred (200) feet, marking with red paint the trees bounding the Project Property, and such other methods as may be agreed to from time to time by Forestar and Plum Creek.

17.	Actions by Plum Creek. Within twenty (20) days after the written request of Forestar, Plum Creek shall take all actions, deliver all consents and execute all documents, including, but not limited to the Restrictive Covenant, that are reasonably requested by Forestar with respect to any Mitigation Project. Notwithstanding anything contained in this Agreement to the contrary, Plum Creek shall not be obligated to execute any Restrictive Covenant that eliminates or unreasonably limits Plum Creek’s access to those portions of the Mitigation Property not encumbered by the Restrictive Covenant.

18.	Failure to Pay Project Costs. With respect to any Mitigation Project in which Plum Creek has elected to participate pursuant to Paragraph 7, a failure by Plum Creek to pay, within thirty (30) days following written demand therefor, its allocable percentage of any Project Cost shall give Forestar the right to pay the amount owed by Plum Creek (the “Delinquent Amount”) and, in Forestar’s sole discretion, elect as its sole remedy either (a) to require the reimbursement by Plum Creek in an amount equal to the Delinquent Amount plus interest accruing at the lesser of (i) eighteen percent (18%) per annum, or (ii) the maximum rate allowed by law; or (b) to terminate the rights and obligations of Plum Creek in and to the Mitigation Project with respect to which Plum Creek is in default. If Forestar elects clause (a), then Forestar shall have the right to offset any sums owed by Plum Creek to Forestar pursuant to this Paragraph against any sums payable to Plum Creek pursuant to Paragraph 9(b) herein. If Forestar elects clause (b), then (A) Forestar shall be solely responsible for all future Project Costs, and shall receive all future Project Benefits, attributable to such Mitigation Project, and (B) Plum Creek shall have no right to be reimbursed for any portion of the Project Costs previously paid by Plum Creek (including, but not limited to, the Deed Restriction Fee) with respect to such Mitigation Project.

19.	Indemnity. Forestar shall hold Plum Creek harmless, indemnify and at Forestar’s expense, defend Plum Creek and Plum Creek’s agents, employees, officers, directors, partners, successors and assigns from any cost, expense, claim or liability, , including reasonable attorneys’ fees and expenses, which may arise in any manner from the Mitigation Activities
Exhibit L Page 9 of 15

but which are not caused by the gross negligence or willful misconduct of Plum Creek or Plum Creek’s agents, servants, employees, consultants, officers and directors.
20.	Title. During the Option Term, Plum Creek shall not, without the prior written consent of Forestar, enter into any agreement granting to any person any right with respect to the Mitigation Property or any portion thereof; provided, however, Plum Creek shall have the right, in the ordinary course of business, (i) to renew existing and/or to enter into new leases or licenses, provided that any such renewal or new lease shall be terminable by Plum Creek upon no more than sixty (60) days prior notice with respect to that portion thereof encumbering the Mitigation Property, and (ii) to enter into commercially reasonable timber cutting agreements with terms of no more than eighteen (18) months. Nothing contained herein shall be deemed to restrict or otherwise prohibit Plum Creek from submitting some or all of the Mitigation Property to the terms of the FLPA. Additionally, nothing herein shall be deemed to restrict or otherwise prohibit Plum Creek from conveying fee title to all or any portion of the Mitigation Property pursuant to Paragraph 15. Forestar shall pay, when due, all claims for labor or materials furnished for or to Forestar which claims are or may be secured by any mechanics’ liens against any portion of the PSA Property.

21.	Miscellaneous
a.	Amendment of the Agreement. This Agreement may be modified or amended only in writing executed by all of the Parties.
b.	Assignment. Except as otherwise expressly contemplated by this Agreement, neither Party shall assign its rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party, given or withheld in its reasonable discretion.
c.	No Waiver. Except as specifically set forth herein, no action or failure to act by any Party shall constitute a waiver of any right or duty afforded to such Party under this Agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach of this Agreement except as may be specifically agreed in writing.
d.	Binding Effect. This Agreement shall be a legal, valid and binding agreement of each party enforceable against such party in accordance with its terms. This Agreement shall bind the Parties and their respective heirs, legal representatives, successors and assigns.
e.	Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the principles of conflict of laws thereof. This Agreement shall be construed so as to limit any provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provision.
Exhibit L Page 10 of 15

f.	Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.
g.	Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Agreement. This Agreement may be executed by each Party upon a separate copy and attached to another copy in order to form on or more counterparts.
h.	Further Assurances. Each Party agrees to perform all further acts and execute, acknowledge and deliver any document that may be reasonably necessary to carry out the provisions of this Agreement.
i.	Dispute Resolution. Any dispute, controversy or claim between Plum Creek and Forestar arising out of or relating to this Agreement will be resolved in the manner described in this Paragraph. If a Party provides notice of such a dispute, controversy or claim (a “Dispute”), representatives of the Parties will meet to attempt to resolve the Dispute. If such individuals are unable to resolve the Dispute within ten (10) days after the date notice of the Dispute was given, any Party may, by giving notice to the other Party, refer the Dispute to a senior executive officer of each Party or an Affiliate (each, a “Party Executive”) for resolution. The Party Executives will meet, either physically at a mutually convenient location or by telephone or videoconference, with each other to endeavor to resolve the Dispute in view of the Parties’ mutual interest in reaching a reasonable business resolution. If the Party Executives are unable to resolve the Dispute within ten (10) days after submission of the Dispute to them, the Party Executives shall in good faith discuss the desirability of submitting the Dispute to mediation or binding arbitration before a single mediator or arbitrator who has at least ten (10) years relevant industry experience in the matter that is the subject of the Dispute. If the Party Executives cannot unanimously agree to submit the Dispute to mediation or binding arbitration within thirty (30) days after the Dispute was first submitted to them, or upon the failure of any agreed-upon mediation to resolve the Dispute, the Parties may pursue such rights and remedies as are available under this Agreement or otherwise.
j.	Computation of Time. If the last day for the exercise of any privilege or the discharge of any duty under this Agreement falls upon any day that is not a business day, then the Party having such privilege or duty will have until 5:00 p.m. (its local time) on the next business day to exercise such privilege or to discharge such duty.
k.	Integration. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior agreements, if any, of the Parties with respect to its subject matter.
Exhibit L Page 11 of 15

l.	No partnership or Joint Venture. Nothing contained herein shall be deemed to create a partnership, joint venture, or other relationship that produces a fiduciary relationship between Forestar and Plum Creek.
m.	Survival. Except as specifically provided herein, the terms of this Agreement shall survive the expiration of the Option Term.
n.	No Recording of this Agreement. Neither Party shall record a copy of this Agreement nor any memorandum thereof in the real estate records of any county in which the Mitigation Property is located.
o	. No Brokerage Commission. Forestar warrants and represents to Plum Creek that Forestar has not incurred any liability for any brokerage fee or commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Plum Creek warrants and represents to Forestar that Plum Creek has not incurred any liability for any brokerage fee or commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Forestar and Plum Creek each agree to indemnify and hold harmless the other from any and all damage, loss, liability, expense and claim (including but not limited to attorneys’ fees and court costs) arising with respect to any such fee or commission which may be suffered by the indemnified Party by reason of any action or agreement of the indemnifying Party.
p.	Notice. Any and all notices required or permitted under this Agreement shall be made or given in writing and shall be delivered in person or sent by postage, pre-paid, United States Mail, certified or registered, return receipt requested, or by a recognized overnight carrier, or by facsimile or e-mail, to the other party at the addresses set forth below, and such address as may be furnished by notice in accordance with this Paragraph; provided, however, if any delivery is made by facsimile or e-mail, such delivery shall be deemed delivered only if the party giving such notice obtains a confirmation of receipt and delivers such notice by hand delivery, United States mail or recognized overnight carrier for next day delivery. All notices shall be deemed given and effective upon the earliest to occur of: (i) the confirmed facsimile or e-mail transmission or hand delivery of such notice to the address for notices; (ii) one business day after the deposit of such notice with an overnight courier service by the time deadline for next day delivery addressed to the address for notices; or (iii) three business days after depositing the notice in the United States mail.
Exhibit L Page 12 of 15

Seller:	Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road
Building II, Suite 500
Austin, TX 78746
Attention: Mr. David M. Grimm, Esq.
Phone: 512-433-5223
Fax: 512-433-5203
Email: davidgrimm@forestargroup.com

with a copy to:	Sutherland Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention: Victor P. Haley, Esq.
Phone: 404-853-8302
Fax: 404-853-8806
Email:victor.haley@sutherland.com

Purchaser:	Plum Creek Timberlands, L.P.
113 Bascom Court
Columbus, GA 31909
Attention: Charlie Cornish
Phone: 706-596-8208
Fax: 706-596-8205
Email: charlie.cornish@plumcreek.com

with a copy to:	Plum Creek Timberlands, L.P.
999 Third Avenue, Suite 4300
Seattle, WA 98104
Attention: Sheri L. Ward
Phone: 206-467-3690
Fax: 206-467-3799
Email: sheri.ward@plumcreek.com
q.	Time of Essence. Time is of the essence of this Agreement.
r.	Compliance with Laws. Forestar shall comply with all laws, rules, ordinances and regulations in the conduct of Mitigation Activities.
s.	Default. If either Party is in default under this Agreement, the non-defaulting Party shall be entitled to exercise all rights and remedies available to it at law or in equity, including, but not limited to, specific performance, damages or rescission.
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Exhibit L Page 13 of 15

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

PLUM CREEK: PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership By : Plum Creek Timber I, L.L.C., its general partner

By:
Name:
Title:

FORESTAR: FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware company
By:
Name:
Title:

Exhibit L Page 14 of 15

Exhibit A
Legal Description of Mitigation Property
Exhibit L Page 15 of 15

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of the 29th day of July, 2011, by and among FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation (“Seller”), PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (“Purchaser”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).
STATEMENT OF BACKGROUND
     A. Seller, Purchaser and Escrow Agent are parties to that certain Purchase and Sale Agreement dated as of July 6, 2011 (the “Agreement”), pertaining to certain real property located in Alabama and Georgia, as more particularly described in Exhibit A of the Agreement.
     B. The parties hereto desire to amend the Agreement to make those certain changes set forth herein.
     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto for themselves and their successors and assigns do hereby agree as follows:
     1. Definitions. Any capitalized terms not defined herein shall have the respective meanings as set forth in the Agreement, as amended hereby.
     2. Closing Date. Section 4(a) of the Agreement is hereby deleted in its entirety, and the following substituted in lieu thereof:
“The execution and delivery of the documents and instruments for the consummation of the purchase and sale pursuant hereto (the “Closing”) shall take place on August 5, 2011 (the “Closing Date”), through the escrow services of Escrow Agent, or such earlier date and time, or such other location, as may be mutually agreeable to Seller and Purchaser. The Closing Date is subject to extension only as specifically provided in this Agreement.”
     3. Miscellaneous. Seller and Purchaser hereby ratify and affirm the Agreement, except as amended hereby. The Agreement, as amended hereby, constitutes the entire agreement of Seller and Purchaser with respect to the subject matter herein. This First Amendment may be executed in several counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same First Amendment. This First Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this First Amendment and attached to another copy in order to form one or more counterparts. Signature pages exchanged by facsimile or PDF shall be fully binding.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date and year first above written.

SELLER: FORESTAR (USA) REAL ESTATE GROUP INC., a Delaware corporation
By:	/s/ Michael Quinley
	Name:	Michael Quinley
Its: Executive Vice President

[Signatures Continue on Following Pages]

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(Purchaser’s Signature Page to First Amendment)

PURCHASER: PLUM CREEK TIMBERLANDS, L.P.
By:	Plum Creek Timber I, L.L.C., its general partner

By:	/s/ Rick R. Holley
	Name:	Rick R. Holley
	Title:	President and CEO

[Signatures Continue on Following Page]

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(Escrow Agent’s Signature Page to First Amendment)

ESCROW AGENT: FIRST AMERICAN TITLE INSURANCE COMPANY
By:	/s/ Kevin W. Wood
	Name:	Kevin W. Wood
	Title:	VP/Counsel

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